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                                                                   EXHIBIT 10.24

                                    SUBLEASE

                                     BETWEEN

                           NEWTON TECHNOLOGY PARK LLC

                                   AS LANDLORD

                                       AND

                          ASPECT MEDICAL SYSTEMS, INC.

                                    AS TENANT

                                       OF

            PREMISES AT 141-143 NEEDHAM STREET, NEWTON, MASSACHUSETTS

                                OCTOBER 15, 1999

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                                TABLE OF CONTENTS

                                                                           Page

1.       Definitions.........................................................2
2.       Premises and Term; Master Lease.....................................6
   2.1     Premises; Master Lease............................................6
   2.2     Appurtenant Rights................................................7
   2.3     Landlord's Reservations...........................................7
   2.4     Parking...........................................................7
   2.5     Extension Option..................................................8
   2.6     Commencement Date.................................................8
   2.7     Expansion Option..................................................8
   2.8     Right of First Offer.............................................11
   2.9     Preparation of the Premises......................................12
   2.10    Prior Access.....................................................14
3.       Rent and Other Payments, Security Deposit..........................15
   3.1     Annual Fixed Rent................................................15
   3.2     Real Estate Taxes................................................15
   3.3     Operating Expense................................................17
   3.4     Directly Metered Utility Charges.................................18
   3.5     Above-standard Services..........................................19
   3.6     No Offsets.......................................................19
   3.7     Net Lease........................................................19
   3.8     Security Deposit.................................................19
4.       Alterations........................................................21
   4.1     Consent Required for Tenant's Alterations........................21
   4.2     Ownership of Alterations.........................................21
   4.3     Construction Requirements for Alterations........................22
   4.4     Payment for Tenant Alterations...................................22
   4.5     As Is............................................................23
5.       Responsibility for Condition of Premises, Landlord's Services......23
   5.1     Maintenance and Repair Obligations of the Landlord...............23
   5.2     Maintenance and Repair Obligations of Tenant, Surrender..........23
   5.3     Landlord's Services; Landlord Delay; Interruption................24
   5.4     ADA Compliance...................................................25
   5.5     Signage..........................................................25
   5.6     Trash Removal....................................................25
6.       Certain Covenants..................................................25
   6.1     Permitted Uses...................................................25
   6.2     Laws and Regulations and Other Compliance; Liens.................26
   6.3     Rules and Regulations............................................26
   6.4     Safety Compliance................................................27
   6.5     Landlord's Entry.................................................27
   6.6     Personal Property Tax............................................27
   6.7     Assignment and Subleases.........................................27

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7.       Indemnity and Insurance............................................29
   7.1     Tenant's Indemnity...............................................29
   7.2     Liability Insurance..............................................29
   7.3     Tenant's Risk....................................................30
   7.4     Property Insurance...............................................31
   7.5     Waiver of Subrogation............................................31
   7.6     Indemnity Procedural Provisions..................................31
8.       Casualty and Eminent Domain........................................33
   8.1     Restoration Following Casualties.................................33
   8.2     Termination Elections............................................33
   8.3     Casualty at Expiration of Lease..................................34
   8.4     Eminent Domain...................................................34
   8.5     Rent After Casualty or Taking....................................34
   8.6     Taking Award.....................................................35
9.       Default............................................................35
   9.1     Tenant's Default.................................................35
   9.2     Damages..........................................................36
   9.3     Cumulative Rights................................................36
   9.4     Landlord's Self-help.............................................37
   9.5     Enforcement Expenses.............................................37
   9.6     Late Charges and Interest on Overdue Payments....................37
   9.7     Consequential Damages............................................37
10.      Environmental Matters..............................................37
   10.1    Tenant's Use of Hazardous Materials..............................37
   10.2    Tenant's Environmental Indemnification...........................39
   10.3    Landlord's Environmental Indemnification.........................40
11.      Mortgagees' and Ground Lessors' Rights.............................40
   11.1    Subordination, Non-Disturbance and Attornment....................41
   11.2    Estoppel Certificates............................................41
12.      Miscellaneous......................................................41
   12.1    Notice of Lease..................................................41
   12.2    Notices..........................................................42
   12.3    Successors and Limitation on Liability of the Landlord...........42
   12.4    Waivers..........................................................42
   12.5    Acceptance of Partial Payments of Rent...........................42
   12.6    Interpretation and Partial Invalidity............................43
   12.7    Quiet Enjoyment..................................................43
   12.8    Brokerage........................................................43
   12.9    Surrender of Premises and Holding Over...........................43
   12.10   Exhibits.........................................................44
   12.11   Master Lease.....................................................44
   12.12   Retail Use.......................................................44
   12.13   Financial Information............................................44

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    EXHIBIT A  Basic Lease Terms ...........................................46
    EXHIBIT B  Legal Description of the Land................................48
    EXHIBIT C  Site Plan....................................................49
    EXHIBIT D  Floor Plan...................................................51
    EXHIBIT E  Rules and Regulations........................................53
    EXHIBIT F  Exclusions from Operating Expenses...........................58
    EXHIBIT G  Landlord's Work..............................................60
    EXHIBIT H  Master Lease and Assignment and Assumption Agreement.........62
    EXHIBIT I  Arbitration..................................................63
    EXHIBIT J  List of Chemicals and Related Memorandum.....................65



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                                    SUBLEASE

     THIS SUBLEASE (this "Lease") is entered into as of October 15, 1999 by and between NEWTON TECHNOLOGY PARK LLC, a Delaware limited liability company(the "Landlord"), and ASPECT MEDICAL SYSTEMS, INC., a Delaware corporation (the "Tenant").

     In consideration of the mutual covenants herein set forth, the Landlord and the Tenant do hereby agree to the terms and conditions set forth in this Lease.

1. DEFINITIONS. The following terms have the meanings indicated or referred to below.

     "ACCEPTANCE NOTICE" - See SECTION 2.8.

     "ADDITIONAL RENT" means all charges payable by the Tenant pursuant to this Lease other than Annual Fixed Rent, including, without implied limitation, the Tenant's Tax Expense Allocable to the Premises payable pursuant to SECTION 3.2; the Tenant's Operating Expenses Allocable to the Premises payable pursuant to
SECTION 3.3; and amounts payable for special services pursuant to SECTION 3.5.

     "ALLOWANCE" - See SECTION 2.9.

     "ANNUAL FIXED RENT"- See EXHIBIT A.

     "BASE BUILDING SYSTEMS" - See SECTION 5.2.

     "BUILDING N1" - See Section 2.7.

     "BUILDINGS" means, collectively, the three presently existing buildings on the Land known as Building N1, Building N2 and Building N3, respectively, as shown on the Site Plan, and any additions to existing Buildings or any other buildings constructed in the future on the Land, other than accessory structures.

     "COMMENCEMENT DATE" - See SECTION 2.6.

     "ENVIRONMENT" shall mean soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

     "ENVIRONMENTAL LAWS" means all federal, state or local laws, ordinances, rules, regulations, or policies whether now or hereafter enacted, applicable to the Premises and/or the Tenant's use or occupancy of the Premises or the Tenant's activities on or about the Premises, and governing the use, clean-up, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sec. 9601, ET SEQ.,) as amended by the Superfund Amendment and Reauthorization Act; the Solid Waste Disposal Act (42 U.S.C. Sec. 6901 ET SEQ.); the Hazardous Materials Transportation Act (49 U.S.C. Sec. 1801, ET SEQ.); the Toxic Substances Control Act; the Resource Conservation and Recovery Act; the Federal Clean Water Act; Massachusetts General Laws Chapter 21C and 21E; and any amendments thereto and any regulations adopted and publications promulgated pursuant

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thereto, or any other environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the federal, state, or local level, applicable to the Premises and/or Tenant's use or occupancy of the Premises or the Tenant's activities on or about the Premises, whether existing as of the date hereof, previously enforced, or subsequently enacted.

     "EXERCISE NOTICE" - See SECTION 2.7.

     "EXPANSION OPTION" - See SECTION 2.7.

     "EXPANSION SPACE" - See SECTION 2.7.

     "EXTENSION TERM" - See SECTION 2.5.

     "EXTERNAL CAUSES" means any of the following: Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties, shortages of labor or materials or equipment in the ordinary course of trade, government order or regulations or other cause not reasonably within the control of the party in question, and not due to the fault or neglect of such party, excluding, however, inability to pay obligations as they become due.

     "FIRST EXPANSION COMMENCEMENT DATE" - See SECTION 2.7.

     "FIRST EXPANSION SPACE" - See SECTION 2.7.

     "FIRST OFFER COMMENCEMENT DATE" -See SECTION 2.8.

     "FIRST OFFER SPACE" - See SECTION 2.8.

     "GOOD STANDING" shall have the following meaning: Tenant shall be deemed to be in "Good Standing" if, as of a given point in time: (a) there exists no Event of Default; (b) this Lease is in full force and effect, (c) the Tenant shall not have assigned this Lease other than as an Affiliated Assignment as hereinafter defined, and there shall not then be in effect any sublease or subleases other than an Affiliate Transfer either (i) with respect to more than thirty-three percent (33%) of the original Premises or (ii) having a term of more than three
(3) years, (d) there is no Material Adverse Change in the financial status of Tenant, and (e) not more than two cured and/or uncured Events of Default of a material nature shall have occurred during any twelve (12) month period during the Term of this Lease (any of which conditions described in clauses (a), (b), (c), (d) and (e) may be waived by the Landlord in writing at any time in Landlord's sole discretion). For purposes of this paragraph, a Material Adverse Change in the financial status of Tenant shall be deemed to have occurred in the event of the following: (i) with respect to the First Expansion Space provided for under Section 2.7 hereunder, the Losses shown on Tenant's financial statements for calendar year 1999 shall show no less than a twenty-five percent (251/6) reduction from the losses shown in Tenant's 1998 financial statements, and, similarly, the losses for Tenant in its financials for calendar year 2000 shall show no less than a twenty five percent (25%) reduction from the losses show in Tenant's 1999 financial statements; (ii) with respect to the Second Expansion Space provided for under Section 2.7 hereunder, the requirements of clause (i) of this sentence shall be satisfied and the Tenant shall have received during calendar year 2000 a capital infusion of no less than ten (10) million dollars ($10,000,000.00); and(iii) with respect to the First Offer Space provided for under Section 2.8 hereof and the Extension

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Option provided for under Section 2.5 hereof, the requirements of clauses (i)
and (ii) of this sentence must be satisfied if Tenant is seeking to exercise its First Offer rights prior to January 1, 2001, and otherwise as to the First Offer Space and Extension Option Tenant must maintain a net worth of no less than fifteen million dollars ($15,000,000.00) for the fiscal years ending December 31, 2000 and 2001 and of no less than twenty-five million dollars ($25,000,000.00) at all times after December 31, 2001 and the Tenant must be "profitable" for each of its fiscal years commencing as of January 1, 2001 as evidenced by its audited financial statements prepared consistently with generally accepted accounting practices.

     "HAZARDOUS MATERIALS" means any pollutants, contaminants, hazardous wastes, toxic substances, oil or petroleum products, or hazardous substances as defined in or pursuant to any Environmental Law, including, without limitation, any asbestos, PCB's, any toxic, noxious, or radioactive substances, methane, volatile hydrocarbons, industrial solvents, petroleum products, or any other materials or substances which could cause or constitute a health, safety or other environmental hazard to any person or property.

     "INITIAL TERM" - See EXHIBIT A.

     "INTEREST RATE" means the variable rate of interest from time to time announced by The BankBoston, N.A. (or its successor) as its base rate or, if such rate can no longer be determined, the variable rate of interest from time to time announced by a major commercial bank with administrative offices in Boston, Massachusetts selected by the Landlord as its base or prime rate.

     "LAND" means the land situated in Newton, Massachusetts, described in EXHIBIT B.

     "LANDLORD RESPONSIBLE PARTIES" - See SECTION 7.1.

     "LANDLORD'S ADDRESS" - See EXHIBIT A.

     "LANDLORD'S WORK" - See SECTION 2.9.

     "LEASE YEAR" means each period of one year during the Tern commencing on the Commencement Date or on any anniversary thereof, or, if the Commencement Date does not fall on the first day of a calendar month, the first Lease Year shall consist of the partial calendar month following the Commencement Date and the succeeding 12 full calendar months, and each succeeding Lease Year shall consist of a one-year period commencing on the first day of the calendar month following the calendar month in which the Commencement Date fell.

     "MAJOR ALTERATIONS" - See SECTION 4.1.

     "MASTER LANDLORD" means the Lessor from time to time under the Master
Lease.

     "MASTER LEASE" - means that certain Lease between Second Bromfield Properties, Inc., as Lessor, and Honeywell Inc., as Lessee, of the Property dated as of July 25, 1967, and under which, as of the date of this Lease, the Lessor is Wellford Corp., and the Lessee is Landlord. A copy of the Master Lease is attached hereto as EXHIBIT H. A copy of the Assignment and

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Assumption Agreement by which Landlord became the Lessee under the Master Lease is also attached hereto as part of Exhibit H.

     "MINOR ALTERATIONS" - See SECTION 4.1.

     "OFFERING NOTICE" - See SECTION 2.8.

     "PERMITTED USES" - See EXHIBIT A.

     "PREMISES" means Building N2, as shown on the floor plan attached thereto as EXHIBIT D, consisting of approximately 61,609 square feet of Rentable Floor Area.

     "PROPERTY" means the Land and the Buildings.

     "PROPERTY COMMON AREAS" means the parking lot, walkways, driveways, sidewalks and landscaped areas located on those portions of the Property outside of the Buildings from time to time, and those portions of the Buildings, if any, which serve the Property as a whole from time to time, such as but not limited to any cafe or cafeteria and those areas required for access to the Premises. In no event shall the Property Common Areas include any portion of the Property that is under construction.

     "REFUSAL NOTICE" - See SECTION 2.8.

     "RELEASE" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

     "RENTABLE FLOOR AREA" means the area within the Buildings pursuant to which rental calculations are made.

     "RIGHT OF FIRST OFFER" - See SECTION 2.8.

     "RULES AND REGULATIONS" - See SECTION 6.3.

     "SECOND EXPANSION COMMENCEMENT DATE" - See SECTION 2.7.

     "SECOND EXPANSION SPACE" - - See SECTION 2.7.

     "SECURITY DEPOSIT" - See SECTION 3.8.

     "SITE PLAN" means the site plan of the Property attached hereto as EXHIBIT
C.

     "TENANT RESPONSIBLE PARTIES" means the Tenant and Tenant's agents, contractors, licensees, invitees, servants, employees, sublessees, assignees and others for whom the Tenant is legally responsible.

     "TENANT'S ADDRESS FOR NOTICES" - See EXHIBIT A.

     "TENANT'S PLANS" - See SECTION 2.9.

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     "TENANT'S PROPORTIONATE SHARE" - The Rentable Floor Area of the Premises
(agreed at present to be 61,609 square feet) divided by the total Rentable Floor Area of the Buildings, agreed to be currently 160,042, with the resulting Tenant's Proportionate Share at present of Thirty-Eight and Fifty/100 percent (38.50%).

     "TENANT'S WORK"- See SECTION 2.9.

     "TERM" means the Initial Term, together with any Extension Term if the Initial Term is extended by the Tenant pursuant to Section 2.5.

     "THREAT OF RELEASE" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release.

2.   PREMISES AND TERM; MASTER LEASE.

     2.1 PREMISES; MASTER LEASE. The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, for the Term, the Premises. The Tenant acknowledges that there have been no representations or warranties made by or on behalf of the Landlord with respect to the Premises or the Property, or with respect to the suitability of either of them for the conduct of the Tenant's business. The Premises shall include the following fixtures and equipment presently located in the Premises: the environmental chamber, the vacuum system, the warehouse racking, the machine/white shop and the 50 Hertz generator. The Premises shall not include, and the Landlord shall remove prior to the Commencement Date, the air compressor currently located in the Premises. This Lease is subject and subordinate to all the provisions of the Master Lease and the Tenant shall not knowingly perform any act or omit to perform any act that will violate any of the provisions of the Master Lease, nor shall the Tenant intentionally or unintentionally violate the terms of Sections 4(b) or of the "provided that" clause of Section 5(c) of the Master Lease but the Tenant shall only be obligated to perform those obligations specified in this Lease. Tenant shall not be deemed to have violated the Terms of the Master Lease for a failure to act unless the act it has not taken is either required under the terms of this Lease or unless Tenant has received a written notice not inconsistent with the Terms of this Lease requiring it to take an action that it might otherwise be required to take under either this Lease or the Master Lease. A true and complete copy of the Master Lease is attached hereto as Exhibit H. The Landlord agrees to exercise all extension options under the Master Lease necessary to keep the Master Lease in full force and effect throughout the term of this Lease, and not to exercise any right to terminate the Master Lease such that the Master Lease will terminate at any time during the term of this Lease for any reason, including, without limitation, on account of a casualty or condemnation event, unless pursuant to the terms of this Lease the Landlord has the right to terminate this Lease on account of such reason or event. In amplification and not in limitation of the foregoing, in no event shall the Landlord exercise the right of termination set forth in Article 13 of the Master Lease such that the Master Lease will terminate at any time during the term of this Lease. If the Master Lease terminates, this Lease shall terminate, and the parties shall be relieved from all liabilities and obligations under this Lease; provided, however, that if this Lease terminates as a result of a default of one of the parties under this Lease or the Master Lease or both, the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-

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defaulting party as a result of the termination, excluding any indirect or consequential damages; provided, further, that if the Master Lease terminates as a result of the acquisition of the ownership of the fee interest in the Property by the Landlord, notwithstanding the foregoing, this Lease shall remain in full force and effect, subject to the remaining terms and conditions hereof, and the Landlord shall recognize the Tenant as the tenant under this Lease, and the Tenant shall attorn to the Landlord as landlord under this Lease.

     2.2 APPURTENANT RIGHTS. The Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use the Property Common Areas in common with others, subject to the Rules and Regulations.

     2.3 LANDLORD'S RESERVATIONS. The Landlord expressly reserves the right from time to time to alter or relocate any Property Common Area. The Landlord shall give the Tenant reasonable prior notice (except in the event of emergency) before exercising its rights under this Section 2.3 which require access to and/or through the Premises, and the Landlord shall, in any event, exercise diligent, commercially reasonable efforts to minimize any interference with the Tenant's use of the Premises and to avoid undue interference with the Tenant's use of the Property Common Areas in connection with exercising its rights under this Section 2.3. In no event shall the Premises be decreased in size or otherwise altered in a fashion that would adversely affect the Tenant's use thereof as a result of the Landlord's exercise of such rights. The Landlord further expressly reserves the right to access to and/or through the Premises upon no less than 24 hour prior notice (except that no prior notice shall be required in an emergency) for purposes of inspecting the Premises and otherwise exercising the Landlord's rights as granted hereunder and performing any obligations which have been undertaken by the Landlord under this Lease, provided that the Landlord uses diligent, commercially reasonable efforts to minimize interference with the Tenant's use of the Premises in connection therewith.

     2.4 PARKING. The Landlord shall provide parking for not less than 214 cars for use at all times by the Tenant's employees, business invitees and visitors in the parking lots on the Land. The Tenant's use of the parking lots shall be in common with the Landlord and others entitled thereto from time to time, and the Tenant's parking spaces shall not be reserved spaces; provided, however, that the Landlord shall allow the Tenant to designate the parking spaces immediately contiguous to the southerly wall of the Building N-2 and the tangential wall along the Needham Street side of Building N-2 as shown on Exhibit C hereto (which spaces shall constitute a portion of the 214 spaces provided hereunder) as reserved parking spaces for which Landlord shall provide signs, and provided further that at all times said 214 spaces shall be available to Tenant, but Landlord shall use reasonable efforts to monitor and enforce the availability of such spaces and Landlord may relocate said reserved parking spaces from time to time. The Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by the Rules and Regulations which pertain to the use of the parking facilities. Landlord shall have the right to reconfigure Tenant's reserved parking as long as the number of reserved parking spaces does not decrease by more than ten percent (10%) and as long as the total number of space available to Tenant at all times remains at 214. Any relocated reserved parking spaces shall either be contiguous to the Building or shall be those spaces located most closely to the Building.

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     2.5  EXTENSION OPTION. Provided that at the time the Tenant gives notice of the exercise of its rights under this Section 2.5, and at the time the Term would have otherwise expired but for the exercise of such rights, the Tenant is in Good Standing, the Tenant shall have the right to extend the Term hereof (the "Extension Option") for two (2) successive periods of five (5) years each (each, an "Extension Term"). The Tenant shall have no right to exercise the Extension Option for the second Extension Term unless the Tenant has exercised the Extension Option for the First Extension Term. The Extension Option shall be exercised by notice given by the Tenant to the Landlord at least twelve (12) months prior to the expiration of the Initial Term, or, in the case of the second Extension Term, twelve (12) months prior to the expiration of the first Extension Term. Upon the Tenant's giving such notice, this Lease and the Term hereof shall be extended for the applicable Extension Term without the necessity of execution of any additional documents. Each Extension Term shall be upon all the terms, conditions and provisions of this Lease, except that the Annual Fixed Rent during the Extension Term shall be the fair market rental value (the "Fair Rental Value") of the Premises as of the commencement of such Extension Term, determined as provided below, but in no event shall the Annual Fixed Rent for the Extension Term be less on a per rentable square foot basis than the Annual Fixed Rent for the immediately preceding portion of the Initial Term or the first Extension Term, as the case may be, for the office portion of the original Premises, and in each case, the Tenant shall have no option to extend the Term for any further Extension Terms beyond the two provided for by this Section 2.5. The term "Fair Rental Value" shall mean the market rental value per annum. The Landlord shall exercise reasonable and good faith judgment in establishing the Fair Rental Value of the Premises for the Extension Term and, if not agreed upon by the Tenant prior to the date that is nine (9)months prior to the date on which the Extension Term is to commence, such Fair Rental Value shall be determined in accordance with the arbitration procedure set forth in Exhibit 1. If the applicable Fair Rental Value has not been determined as of the date the same is to become effective, the Tenant shall pay Annual Fixed Rent at the rate quoted by the Landlord as the Fair Rental Value until such determination is made. In the event it shall subsequently be determined that the Fair Rental
Value quoted (and reasonably determined) by the Landlord was in excess of the Fair Rental Value, the Landlord shall credit the amount of such overpayment against the next installments of Annual Fixed Rent. In the event it shall subsequently be determined that the Fair Rental Value quoted by the Landlord was less than the Fair Rental Value, the Tenant shall promptly pay the difference to the Landlord.

     2.6 COMMENCEMENT DATE. The commencement date of the Term (the "Commencement Date") shall be January 1, 2000 or such earlier date as the Tenant may occupy any substantial portion of the Premises for the conduct of its business as opposed to preparing the Premises for occupancy. However, Tenant shall commence the payment of Real Estate Taxes pursuant to Section 3.2 hereof and of Operating Expenses pursuant to Section 3.3 hereof as of December 1, 1999.

     2.7  EXPANSION OPTION.

          (a) OPTION. Provided that at the time the Tenant gives notice of the exercise of its rights under this SECTION 2.7, and at the time the Term is to commence with respect to the applicable Expansion Space (as hereinafter defined), the Tenant is in Good Standing, the Tenant shall have the right to expand the Premises (the "EXPANSION OPTION") as hereinafter provided.

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          (b)  Exercise. If the Tenant wishes to exercise the Expansion Option, the Tenant shall give notice of the Tenant's election (the "EXERCISE NOTICE") on or before July 1, 2000 to the Landlord and to Polaroid Corporation at both 784 Memorial Drive, Cambridge, Massachusetts 02139 Attn: General Counsel and 920 Winter Street, Waltham, Massachusetts 02451, Attn: David Wellons. If the Tenant timely gives the Exercise Notice, the Landlord and the Tenant shall enter into a written amendment to this Lease incorporating the First Expansion Space (as hereinafter defined) into the Premises demised hereunder within fifteen (15) days following the Landlord's delivery to the Tenant of such written amendment, which shall provide:

               (i) the First Expansion Space shall be demised to the Tenant commencing July 1, 2001 (the "FIRST EXPANSION COMMENCEMENT DATE"), and the Landlord shall deliver the First Expansion Space to the Tenant on such date;

               (ii) the First Expansion Space shall be leased by the Tenant in its "As Is" condition, without any tenant improvements or allowance or consideration therefor made by the Landlord;

               (iii) the Annual Fixed Rent for the Expansion Space shall be the Fair Rental Value (determined as otherwise provided in Section 2.5 hereof) of the First Expansion Space for the remainder of the then applicable Term and shall be adjusted to its then Fair Rental Value as of the commencement of any subsequent Extended Term, pursuant to
          SECTION 2.5. If the determination of Fair Rental Value has not been made at the time the amendment is entered into, the amendment may provide for future determination as hereinafter provided;

               (iv) the Tenant shall pay Additional Rent for the First Expansion Space equal on a per rentable square foot basis to the Additional Rent payable for the balance of the Premises;

               (v) the First Expansion Space shall be leased to the Tenant for a term commencing on the First Expansion Commencement Date and ending on the expiration or earlier termination of the Term of this Lease as it may or may not be extended pursuant to Section 2.5 hereof, and

               (vi) the Tenant's lease of the First Expansion Space otherwise shall be on substantially the same terms and conditions applicable to the Premises under this Lease, modified by such reasonable provisions as may be necessary to accommodate the fact that the First Expansion Space is in a multi-tenant building instead of a single tenant building.

          (c) FAIR RENTAL VALUE. The Landlord shall notify the Tenant of the Landlord's determination of the Fair Rental Value of the First Expansion Space for the balance of the Term then in effect no later than August 1, 2000. If the Tenant disagrees with such determination, the Tenant shall so notify the Landlord in writing by no later than September 1, 2000, in which event such Fair Rental Value shall be determined in accordance with the procedure set forth in
Exhibit I hereto.

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

          (d) SECOND EXPANSION SPACE. In the event that the Tenant exercises the Expansion Option with respect to the First Expansion Space, and the First Expansion Space is incorporated into the Premises as provided herein, then the Tenant shall have the right to exercise the Expansion Option as to the Second Expansion Space (as hereinafter defined), as hereinafter provided. The Tenant's right to exercise the Expansion Option as to the Second Expansion Space shall be subject to the same terms and conditions as the Tenant's right to exercise the Expansion Option with respect to the First Expansion Space, except that the Tenant's Exercise Notice with respect to the Second Expansion Space shall be given on or before July 1, 2001, and the Second Expansion Space shall be demised to the Tenant commencing by no later than July 1, 2002 (the "SECOND EXPANSION COMMENCEMENT DATE"), and the Landlord shall deliver the Second Expansion Space to the Tenant on or before such date.

          (e) WAIVER. In the event that (i) the Tenant fails to timely give the Landlord an Exercise Notice, or (ii) the Tenant fails to enter into a written amendment to this Lease with respect to the applicable Expansion Space within fifteen (15) business days following Landlord's delivery to Tenant of such written amendment, then, absent the Tenant's bad faith, the Tenant shall be entitled to a second and final notice from Landlord and if Tenant has failed to enter into the aforesaid written amendment within five (5) days thereafter, absent the Landlord's bad faith, then, in the case of either (i) or (ii) Tenant shall be deemed to have waived its rights under this Section 2.7 with respect to the applicable Expansion Space. The Tenant shall execute for the benefit of the Landlord and Polaroid a written statement evidencing the waiver or deemed waiver of the Tenant's rights under this SECTION 2.7 following either of the circumstances described in clauses (i) or (ii) of this PARAGRAPH (e) with respect to all or either part of the Expansion Space, and if the Tenant fails to execute such statement within ten (10) days after a written request from the Landlord, then Landlord may execute such statement on the Tenant's behalf.

          (f) EXPANSION SPACE. For purposes hereof, the "FIRST EXPANSION SPACE" shall mean approximately 10,000 rentable square feet in the Building commonly known as Building N1 ("BUILDING N1"). The space constituting the First Expansion Space shall be designated by the Landlord on or before January 1, 2001. If the First Expansion Space is not identified at the time the amendment provided for by PARAGRAPH (b) above is entered into with respect thereto, the amendment shall provide for later identification of the First Expansion Space. The First Expansion Space shall be defined by the Landlord in its sole discretion, so long as the Tenant is provided with reasonable access. The Second Expansion Space shall consist of approximately a further 10,000 rentable square feet in Building N1 designated by the Landlord and such space shall be contiguous to the First Expansion Space. At the Landlord's sole election, the Landlord shall be entitled to relocate the First Expansion Space in order to provide contiguous Second Expansion Space to the Tenant. If the Landlord decides to relocate the First Expansion Space as permitted hereunder, the Fair Rental Value of the First Expansion Space shall not change unless the character of the relocated First Expansion Space when considered as part of the entire combined First and Second Expansion Spaces is not substantially equivalent in quality to the original First Expansion Space. If the space is not substantially equivalent in quality then the Fair Rental Value of the relocated First Expansion Space shall be re-determined by agreement of the parties no later than three months prior to the Second Expansion Commencement Date and failing such agreement it will be determined in accordance with Exhibit I hereof, which re-determination is to be effective as of the actual date of relocation. The space constituting the Second Expansion Space shall be designated by the Landlord on or before

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

January 1, 2002. If the Second Expansion Space is not identified at the time of the amendment provided for by PARAGRAPH (b) above is entered into with respect thereto, the amendment shall provide for later identification of the Second Expansion Space. The Second Expansion Space shall be defined by the Landlord in its sole discretion, so long as the Tenant is provided with reasonable access. The First Expansion Space and the Second Expansion Space are sometimes referred to herein collectively or generically as the "EXPANSION SPACE." The cost of construction of demising walls and of any further submetering in connection with the Expansion Space shall be borne by Tenant, except in the case of the relocation of the First Expansion Space in which case Landlord shall pay for the demising walls and submetering of the relocated First Expansion Space.

     2.8  RIGHT OF FIRST OFFER.

          (a) NOTICE OF AVAILABLE SPACE. Provided that the Tenant is in Good Standing at the time that the Landlord is obligated to send an Offer Notice (as hereinafter defined), at the time the Tenant gives an Acceptance Notice (as hereinafter defined), and at any applicable First Offer Commencement Date (as hereinafter defined), the Tenant shall have a right of first offer (the "RIGHT OF FIRST OFFER") on any tenant space in Building N1 that thereafter becomes available to be leased (excluding any portion thereof that becomes a part of the Premises pursuant to SECTION 2.7 above) (the "FIRST OFFER SPACE") upon the terms and conditions set forth in this SECTION 2.8. The Right of First Offer shall expire for all purposes one year prior to the expiration date of the Term.

          (b) LANDLORD'S OFFERING NOTICE. Prior to entering into a binding lease or occupancy agreement with respect to any First offer Space with any third party unaffiliated with the Landlord, the Landlord shall give the Tenant written notice (the "OFFERING NOTICE") of the availability of such First Offer Space, which notice shall (i) identify the First Offer Space the Landlord intends to lease, (ii) set forth the date by which the Landlord expects to be able to deliver such space to the Tenant, and (iii) set forth the material terms on which Landlord proposes to offer such First Offer Space to third parties as determined by the Landlord.

          (c) TENANT'S ELECTION. Within ten (10) days after the Landlord's delivery of an Offering Notice to the Tenant, the Tenant shall either (i) give the Landlord written notice that the Tenant elects to lease such First Offer Space (the "Acceptance Notice"), or (ii) give Landlord written notice that Tenant elects not to lease the First Offer Space (the "Refusal Notice").Failure to provide either of the notices in the time period set forth herein shall be deemed a Refusal Notice. If the Tenant timely gives an Acceptance Notice, the Landlord and the Tenant shall enter into a written amendment to this Lease incorporating such First Offer Space into the Premises demised hereunder within fifteen (15) days following the Landlord's delivery to the Tenant of such written amendment, which shall provide:

               (i) such First Offer Space shall be demised to the Tenant upon delivery of the same by the Landlord to the Tenant (the "FIRST OFFER COMMENCEMENT DATE");

               (ii) the First Offer Space shall be leased on the same terms as set forth in the Offering Notice

               (iii) the First Offer Space shall be leased to the Tenant for a term commencing on the First Offer Commencement Date and ending on the expiration or earlier termination of the Term of this Lease; and

               (iv) the Tenant's lease of the First Offer Space otherwise shall be on substantially the same terms and conditions applicable to the Premises under this Lease as modified by (i) such reasonable provisions as may be necessary to accommodate the fact that the First Offer Space is in a multi-tenant building instead of a single tenant building and (ii) the inclusion of the material terms set forth in the Offering Notice on which the First Offer Space is being offered to Tenant

          (d)  WAIVER. In the event that (i) the Tenant gives a Refusal Notice,
(ii) the Tenant fails to give the Landlord notice of the Tenant's election under this SECTION 2.8 within the ten (10) day period described in PARAGRAPH (c) above, or (iii) Tenant fails to enter into a written amendment to this Lease with respect to any First Offer Space within the fifteen (15)business day period described in PARAGRAPH (c) above, then, absent the Tenant's bad faith, the Tenant shall be entitled to a second and final notice from Landlord and if Tenant has failed to enter into the aforesaid written amendment within five (5) days thereafter, absent the Landlord's bad faith, then (x) the Tenant shall be deemed to have waived its Right of First Offer with respect to such space, (y) the Landlord shall be deemed to have satisfied its obligations with respect to Tenant's Right of First Offer for such First Offer Space, and (z) the Landlord may then enter into a lease for all or any substantial portion of such First Offer Space provided that if Landlord later agrees with a prospective tenant to enter into a lease for the First Offer Space on terms that are materially more favorable to the prospective tenant than those set forth in the Offering Notice, Tenant shall receive a modified Offering Notice including the terms being offered to the prospective tenant. Thereafter, the terms of sub-paragraph (c) above shall apply except that Tenant's response to Landlord shall be given with two (2) business days after the delivery of Landlord's Offering Notice rather than ten (10) days. For purposes of this sub-paragraph (d) it shall not be considered to be materially more favorable to tenant if the Annual Fixed Rent hereunder is reduced by five percent or less or if the term of the proposed lease varies by three (3) years or less. The Tenant shall execute for the benefit of the Landlord a written statement evidencing the waiver or deemed waiver of Tenant's Right of First Offer following any of the circumstances described in clauses (ii) or (iii) of this PARAGRAPH (e); and if the Tenant fails to execute such statement within ten (10) days after a written request from the Landlord, the Landlord may execute such statement on the Tenant's behalf.

     2.9  PREPARATION OF THE PREMISES.

          (a) LANDLORD'S WORK. Promptly following the execution of this Lease, the Landlord, at the Landlord's expense, shall enlarge certain existing windows and install additional windows in the Premises as more particularly set forth in EXHIBIT G attached hereto ("LANDLORD'S WORK"). The Landlord shall obtain all necessary permits and other governmental approvals in connection with the Landlord's Work prior to commencement of the Landlord's Work. Promptly after execution of this Lease, the Landlord shall commence and exercise reasonable efforts to complete the Landlord's Work on or before the Commencement Date, subject to External Causes. If the Landlord's Work is not completed by the Commencement

Date, the Tenant shall so notify Landlord whereupon Landlord shall be permitted up to sixty (60) additional days within which to complete Landlord's work. If it is not then completed, Tenant shall have the right to terminate this Lease by giving notice to the Landlord on or before the Commencement Date of the Tenant's election so to do, and this Lease shall cease and come to an end without further liability or obligation on the part of either party. Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible for payment of Annual Fixed Rent or Additional Rent until completion of Landlord's work as long as Tenant does not take occupancy of any of the Premises prior to such completion Such right of termination and the right not to pay Annual Fixed Rent and Additional Rent until completion thereof unless Tenant takes occupancy of any of the Premises prior to such completion shall be the Tenant's sole and exclusive remedy at law and in equity for the Landlord's failure so to complete the Landlord's Work on or before the Commencement Date. The Tenant shall give the Landlord notice, not less than ninety (90) days after the later of (i) the Commencement Date or (ii) the completion of the Landlord's work, of any respects in which the Landlord's Work has not been performed fully, properly and in accordance with the terms of this Lease; however, said 90 day period shall be extended by an additional ninety (90)days with respect to claims based entirely on latent defects or seasonal considerations, which could due to their inherent nature not be discovered during the initial 90 day period. Except as identified in any such notice from the Tenant to the Landlord, the Tenant shall have no right to make any claim that the Landlord has failed to perform any of the Landlord's Work fully, properly and in accordance with this Lease or to require the Landlord to perform any further Landlord's Work.

          (b) TENANT'S PLANS. Tenant is currently preparing, at its sole cost and expense, plans and specifications for the improvements Tenant desires to make in connection with Tenant's occupancy of the Premises (the "TENANT'S PLANS"). Tenant's Plans shall be submitted to Landlord for its approval no later than eight (8) weeks after the date hereof and the Landlord shall approve or disapprove of Tenant's Plans within) five (5) Business Days of receiving them. Any disapproval by the Landlord of Tenant's Plans shall be accompanied by a reasonably specific statement of reasons therefor. At the Tenant's sole cost and expense, the Tenant shall cause the Tenant's Plans to be revised in a manner sufficient to remedy the Landlord's reasonable objections and/or respond to the Landlord's reasonable concerns and for such revised plans to be redelivered to the Landlord, and the Landlord shall either approve or disapprove the Tenant's revised plans within two (2) Business Days following the date of submission. If the Landlord shall again disapprove Tenant's Plans, the Tenant shall revise such plans and redeliver them to the Landlord pursuant to the prior two sentences until the Tenant's Plans have been approved by the Landlord. The Tenant's Plans shall be stamped by a Massachusetts-registered architect and engineer, such architect and engineer being subject to the Landlord's reasonable approval, which shall not be unreasonably withheld or delayed, and shall comply with all applicable laws, ordinances and regulations (including, without limitation, the applicable requirements of the Americans with Disabilities Act of 1990, and the regulations promulgated thereunder) and shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits, approvals and licenses required for construction. The Landlord will not approve any alterations or additions requiring unusual expense to readapt the Premises to normal office, research and development or laboratory use on termination of this Lease or increasing the cost of insurance on the Building, unless the Tenant first gives assurances acceptable to the Landlord for payment of such increased cost and that such re-adaptation will be made prior to such termination without expense to the Landlord. The approval of any Tenant's

Plans shall not impose upon the Landlord any responsibility or liability whatsoever to the Tenant. In connection with its approval of the Tenant's Plans, Landlord shall specify in writing those portions of Tenant's work which must be removed at the expiration of the Term of this Lease as part of Tenant's surrender and yield-up of the Premises.

          (c) TENANT'S WORK. Promptly after approval of Tenant's Plans, the Tenant shall commence and exercise all reasonable efforts to complete the work specified therein ("TENANT'S WORK"). All Tenant's Work shall be completed in accordance with the approved Tenant's Plans and the requirements for alterations and improvements made by or on behalf of Tenant set forth in this Lease. Copies of all permits and approvals required for Tenant's Work shall be furnished to the Landlord promptly upon receipt thereof. Tenant's Work shall be performed by a general contractor approved by the Landlord, which approval shall not be unreasonably withheld or delayed, under a written construction contract providing for payment, performance and lien bonds in the full amount of the contract sum; provided, however, that the Tenant may have Tenant's Work competitively bid by several general contractors approved in advance by the Landlord which approval shall not be unreasonably withheld or delayed and the Tenant may select among such general contractors the general contractor that will perform Tenant's Work. The approval by the Landlord of the Tenant's general contractor shall not impose upon the Landlord any responsibility or liability whatsoever to the Tenant as a result of, or arising out of, the defaults or other acts or omissions of the general contractor. A copy of all required bonds and certificates of insurance required by this Lease shall be furnished to the Landlord prior to commencement of construction and installation of Tenant's Work. In addition, the Landlord may monitor the progress of Tenant's Work, including, without limitation, attend any weekly or other periodic job meetings. The Landlord shall provide the Tenant with no less than twenty four hours prior notice before it enters the Premises to review Tenant's Work, except in the event of an emergency, when no such notice shall be required. Any review and monitoring of Tenant's Work by the Landlord shall not impose upon the Landlord any responsibility or liability whatsoever to the Tenant as a result of, or arising out of, Tenant's Work. Within forty-five (45) days of completion of any Tenant's Work in accordance with the approved plans and specifications, the Tenant shall provide to the Landlord "as-built" plans showing precisely how and where Tenant's Work was actually installed. The Tenant shall provide the Landlord with copies of any certificates of occupancy for any Tenant's Work that requires a certificate of occupancy reasonably promptly after completion of any portion of Tenant's Work. Nothing herein shall be construed as permitting the Tenant to occupy all or any portion of the Premises for which the Tenant has not obtained a certificate of occupancy or otherwise failed to comply with legal requirements as set forth herein.

          (d) ALLOWANCE. The Landlord will provide a tenant improvement allowance (the "Allowance") to the Tenant in the amount of $327,654.00. The Allowance shall be payable to the Tenant upon submission of reasonably detailed requisitions for work then completed and receipts reflecting payments made (not more often than monthly) to the Landlord therefor, in form and substance satisfactory to the Landlord in its reasonable discretion, for work performed in preparing the Premises for the Tenant's occupancy. The Tenant shall not be entitled to requisition the Allowance for architectural or engineering fees, legal expenses or other soft costs.

     2.10 PRIOR ACCESS. Tenant shall have access to the Premises effective August 31, 1999 for the purpose of making alterations and furniture and equipment installation; provided, however, that any entry onto any portion of the Property or the Premises by the Tenant shall be subject to all of the terms and provisions of this Lease other than the provisions requiring the Tenant to pay Annual Fixed Rent, Tenant's Tax Expense Allocable to the Premises -and Tenant's Operating Expenses Allocable to the Premises, or any other Additional Rent none of which shall be payable for the period prior to the Commencement Date. However, Tenant shall pay for all utility charges incurred in connection with the Premises commencing as of October 15, 1999, including, but not limited to, electricity, HVAC and gas charges, if any. Without limiting the generality of the foregoing, the Security Deposit shall be paid or delivered to the Landlord prior to any entry onto the Premises by the Tenant to begin demolition or to begin the construction of alterations and additions in preparation for Tenant's occupancy, which alterations and additions shall be subject to all of the remaining terms and conditions of this Lease.

3.   RENT AND OTHER PAYMENTS, SECURITY DEPOSIT.

     3.1 ANNUAL FIXED RENT. From and after the Commencement Date, the Tenant shall pay, without notice or demand, monthly installments of one-twelfth (1/12th) of the Annual Fixed Rent in effect and applicable to the Premises in advance on the first day of each calendar month during the Term (except for any monthly rental payment due for any partial month at the beginning of the Term, which shall be paid on the Commencement Date) for each full calendar month of the Term and of the corresponding fraction of said one-twelfth (1/12th) for any fraction of a calendar month at the beginning or end of the Term. The Annual Fixed Rent applicable to the Premises during the Initial Term shall be as set forth in EXHIBIT A; provided, however, that, notwithstanding EXHIBIT A, for the portion of the first Lease Year expiring August 31, 2000, the Annual Fixed Rent shall be $634,537, or $52,878 per month. The Annual Fixed Rent applicable to the Premises during the Extension Terms shall be as provided for by SECTION 2.5, and the Annual Fixed Rent for any Expansion Space or First Offer Space shall be as provided for by SECTIONS 2.7 AND 2.8, respectively.

     3.2 REAL ESTATE TAXES. From and after the Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, Tenant's Tax Expense Allocable to the Premises (as such term is hereinafter defined), in accordance with this SECTION 3.2. The capitalized terms used in this SECTION 3.2 are defined as follows:

          (a) "TAX YEAR" means the 12-month period beginning July I each year or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

          (b) "TENANT'S TAX EXPENSE ALLOCABLE TO THE PREMISES" means, for any Tax Year, the Real Estate Taxes for the Tax Year, multiplied by Tenant's Proportionate Share.

          (c) "REAL ESTATE TAXES" means all taxes and special assessments payable by Landlord under Section I (a) of the Master Lease of every kind and nature assessed by any governmental authority on the Property and reasonable expenses of any proceedings for abatement of such taxes including appeals thereof, less the amount of any abatement or refund received with respect to any period during the Term (or less a prorated portion thereof, if only a portion of the period is within the Term). The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law) required to be paid during the Tax Year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so based, shall be deemed to be included within the term "REAL ESTATE TAXES."

     Payments by the Tenant on account of the Tenant's Tax Expense Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent and shall be equal to one-twelfth (1/12) of the Tenant's Tax Expense Allocable to the Premises for the current Tax Year as reasonably estimated by the Landlord.

     Annually, the Landlord shall render to the Tenant a statement in reasonable detail showing for the preceding calendar year or fraction thereof, as the case may be, Real Estate Taxes on the Property and any abatements or refunds of such taxes received during such period with respect to any period included wholly or partially within the Term, together with, copies of all applicable tax bills for the Property, and the Landlord's calculations of Tenant's Tax Expense Allocable to the Premises. The Landlord shall to render the statement not later than one hundred twenty (120) days after the end of each calendar year or fraction thereof during the Term or fraction thereof at the end of the Term. Expenses incurred in obtaining any tax abatement or refund may be charged against such tax abatement or refund before the adjustments are made for the Tax Year, unless previously included in Real Estate Taxes used to calculate Tenant's Tax Expense Allocable to the Premises. If at the time such statement is rendered it is determined with respect to any Tax Year that the Tenant has paid (i) less than the Tenant's Tax Expense Allocable to the Premises or (ii) more than the Tenant's Tax Expense Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amount of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant's Tax Expense Allocable to the Premises next thereafter coming due or, if such amount exceeds a monthly installment, then the balance shall be credited against the next monthly installments of Annual Fixed Rent. If the Term has expired and the Tenant has no further obligation to the Landlord, however, the Landlord shall refund such overpayment to the Tenant within thirty (30) days. To the extent that Real Estate Taxes may be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by the Landlord shall be rendered and payments made on account of such installments.

     Upon Tenant's written request submitted to Landlord no more often than once in any three year period, the Landlord shall initiate a tax abatement proceeding and diligently prosecute the same to completion or settlement. If, as the result of any tax abatement proceeding (or for any other reason), Real Estate Taxes shall be reduced for any Tax Year, the Tenant's liability for the Tenant's Tax Expense Allocable to the Premises for such Tax Year shall be recomputed so as to reflect the net amount of the reduction remaining after deducting the cost to the Landlord, if any, of obtaining the same. If no such reduction for any Tax Year results, the reasonable cost incurred by Landlord in pursuing any such abatement shall be included in Operating Costs for the year in which such costs are incurred.

     3.3 OPERATING EXPENSE. From and after the Commencement Date, during the Term the Tenant shall pay to the Landlord, as Additional Rent, the Tenant's Operating Expenses Allocable to the Premises, as hereinafter defined, in accordance with this SECTION 3.3. The capitalized terms used in this SECTION 3.3 are defined as follows:

          (a) "TENANT'S OPERATING EXPENSES ALLOCABLE TO THE PREMISES" means, for any calendar year, the Operating Expenses for the Property for such calendar year, multiplied by Tenant's Proportionate Share; provided, however, that with respect to any Operating Expense solely allocable to the Premises and not to either of the other Buildings, Tenant's Operating Expenses Allocable to the Premises shall include 100% of such Operating Expense allocated to the Premises, and with respect to any Operating Expense reasonably allocable to either or both of the other Buildings and not to the Premises, Tenant's Operating Expenses allocable to the Premises shall not include any of such Operating Expense for the other Buildings.

          (b) "OPERATING EXPENSES" means the Landlord's cost of operating, cleaning, maintaining and repairing the Property, which shall include, without limitation: the cost of providing or causing to be provided the services to be provided hereunder; premiums for insurance with respect to the property which shall include any and all insurance that Landlord shall deem to be reasonable, including, but not limited to, all risk, general liability, excess liability, rent loss, business interruption, boiler and equipment, and flood and earthquake; the amount deductible from any insurance claim of the Landlord (but only in the event of an actual claim paid and settled); compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons directly engaged in operating, maintaining or cleaning the Property, including the parking facilities located thereon and such expenses shall be fairly allocated in the event any such person works on other sites as well as on the Premises ; landscaping and maintenance; steam, water, sewer, gas, oil and electricity, and other utility charges, excluding such utility charges either separately metered or separately chargeable to tenants or Tenant whether for additional or special services or otherwise; costs of building and cleaning supplies; rental costs for equipment used in operating, cleaning, maintaining or repairing the Property; snow removal; security, if any; cost of maintenance, repairs and replacements (other than repairs and replacements reasonably collectible from contractors under guarantees), including, without limitation, capital expenditures for repairs, replacements and improvements, but only to the extent provided for by EXHIBIT F; payments under service contracts with independent contractors for services provided in connection with the operation, cleaning, maintenance, and repair of the Property, but only to the extent that such expenses would otherwise be properly included in Operating Expenses hereunder; reasonable management fees; and all other reasonable expenses paid in connection with operation, cleaning, maintenance and repair of the Property. Notwithstanding the foregoing, Operating Expenses shall not include the items specified in EXHIBIT F.

     Payments by the Tenant on account of the Tenant's Operating Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Tenant's Operating Expenses Allocable to the Premises for each calendar year.

     Annually, the Landlord shall render to the Tenant a statement in reasonable detail (including with respect to the allocation of Operating Expenses for the Property among the Buildings and Property Common Areas expense), showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses for the Property and the Tenant's Operating Expenses Allocable to the Premises. The Landlord shall deliver the statement not later than one hundred twenty (120) days after the end of each calendar year or fraction thereof during the Term or fraction thereof at the end of the Term. Said statement to be rendered to the Tenant also shall show for the preceding calendar year or fraction thereof, as the case may be, the amounts of Operating Expenses already paid by the Tenant. If at the time such statement is rendered it is determined with respect to any calendar year that the Tenant has paid (i) less than the Tenant's Operating Expenses Allocable to the Premises or (ii) more than the Tenant's Operating Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant's Operating Expenses Allocable to the Premises next thereafter coming due or, if such amount exceeds a monthly installment, then the balance shall be credited against the next monthly installments of Annual Fixed Rent. If the Term has expired and the Tenant has no further obligation to the Landlord, however, the Landlord shall refund such overpayment to the Tenant within thirty (30) days. The Tenant, its accountants and representatives, shall have the right, at the Tenant's expense, on not less than five (5) business days' prior written request by the Tenant to the Landlord, to examine, audit and copy (at the Tenant's expense) at the Landlord's offices, as long as such offices are located within one hundred (100) miles of the Premises, during normal business hours, the Landlord's books and records pertaining to the Operating Expenses and/or Real Estate Taxes for the Property, to enable the Tenant to verify the accuracy of the Operating Expenses and/or Real Estate Taxes for the Property shown on a Landlord's statement for the prior year. If Landlord's offices are not within said 100 mile radius, Landlord shall deliver to Tenant copies of all such books and records pertaining to the Operating Expenses at issue. Any such audit shall be conducted within 120 days from Tenant's receipt of Landlord's statement showing in reasonable detail the expenses incurred during the preceding calendar year or fraction thereof. The Landlord agrees to keep its books in accordance with generally accepted accounting principles consistently applied and in such manner as shall reasonably make possible the verification of the Operating Expenses and Real Estate Taxes for the Property.

     3.4 DIRECTLY METERED UTILITY CHARGES. During the Term, the Tenant shall pay on or before the date the same are due directly to the provider of the service, all separately metered charges for steam, heat, gas, electricity, water, sewer, fuel and other services and utilities furnished to the Premises. If any of such services are not separately metered to Tenant, then Tenant shall pay its pro rata share, as reasonably determined by the Landlord, of such services within ten (10) days after receiving invoices therefor from Landlord. Landlord has caused, at its sole cost and expense, gas and electricity to be separately metered or submetered to Building N-2.

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

     3.5 ABOVE-STANDARD SERVICES. If the Tenant requests and the Landlord elects to provide any services to the Tenant in addition to those expressly provided for herein, the Tenant shall pay to the Landlord, as Additional Rent, the amount billed by the Landlord for such services at the Landlord's standard rates as from time to time in effect and reasonably established. If the Tenant has requested that such services be provided on a regular basis, the Tenant shall, if requested by the Landlord, pay for such services at the time and in the fashion in which Tenant's Operating Expenses Allocable to the Premises are payable. Otherwise, the Tenant shall pay for such additional services within thirty (30) days after receipt of an invoice from the Landlord.

     3.6 NO OFFSETS. Except as expressly otherwise provided to the contrary in this Lease, Annual Fixed Rent and Additional Rent shall be paid by the Tenant without any offset, abatement or deduction whatsoever.

     3.7 NET LEASE. The Tenant and the Landlord understand and agree that this Lease is a fully net lease and that the Annual Fixed Rent payable hereunder is absolutely net to Landlord, excepting only Landlord's obligations to pay Basic Rent under the Master Lease and any other obligations of Landlord set forth in this Lease. The total rent payable under this Lease shall be deemed to include the aggregate of (i) the Annual Fixed Rent, and (ii) all other rent, charges, fees, and costs allocable to Tenant pursuant to the terms of this Lease.

     3.8  SECURITY DEPOSIT.

          (a)  In this SECTION 3.8, the following definitions apply:

          "ORIGINAL AMOUNT" means $210,000.

          "LETTER OF CREDIT" means any original Letter of Credit, and any substitute, replacement, or additional letter of credit.

          (b) Simultaneously with the execution of this Lease, the Tenant shall deliver to and deposit with the Landlord a security deposit (the "SECURITY DEPOSIT") consisting of either (i) cash in the Original Amount or (ii) an irrevocable, unconditional, absolutely "clean" Letter of Credit in the face amount equal to the Original Amount running to the Landlord as the sole beneficiary, which Letter of Credit shall in all ways be satisfactory to the Landlord in its reasonable discretion. Any Letter of Credit shall have a stated duration of and shall be effective for at least one year with provision for automatic successive annual one-year extensions during the Lease Term and for sixty days thereafter provided that Tenant may replace said letter of credit by no later than thirty days before its termination. If Landlord has neither received a written notice of renewal from the issuing bank nor a replacement Letter of Credit satisfying the requirements hereof by no later than thirty (30) days before termination, then Landlord may draw down the full amount covered by said Letter of Credit and may hold said amount as a cash Security Deposit hereunder, until it receives a satisfactory replacement Letter of Credit. Unless the Security Deposit consists of cash, the Tenant shall keep the Letter of Credit in force throughout the Lease Term and for sixty days after the expiration date or the earlier termination of the Term, except that if such earlier termination is based on the Tenant's default, the Tenant shall keep the Letter of Credit in force until sixty days after the date. When the Term would have expired had it not been earlier terminated. Unless the Security Deposit consists of cash, the Tenant shall deliver to the Landlord a renewal Letter of Credit no later than thirty days prior to the expiration date of any Letter of Credit issued under this SECTION 3.8, and if the Tenant fails to do so, the Landlord may draw the entire amount of the expiring Letter of Credit and hold the proceeds in cash as the Security Deposit. If the Security Deposit consists of a Letter of Credit, the Letter of Credit shall be issued by a Boston commercial bank (or other bank satisfactory to and approved by the Landlord) which has capital assets of at least $250,000,000 and capital reserves of at least $7,000,000, and which is a member of the Federal Reserve System. It is hereby acknowledged and agreed that a letter of credit from Imperial Bank satisfies these requirements and Landlord will accept the same. Notwithstanding the foregoing, so long as Tenant is then in compliance with clauses (a), (b) and
(e) of the definition of Good Standing and no Event of Default has occurred under this Lease as of the date the Tenant otherwise would be entitled to any such reduction, as of the commencement of the third Lease Year, the Tenant may reduce the amount of the Security Deposit to $105,000, and as of the commencement of the fourth Lease Year, the Tenant may reduce the amount of the Security Deposit to $80,000.00. In no event shall the amount of the Security Deposit reduce pursuant to this paragraph after an Event of Default or if the Tenant is not then in Good Standing.

          (c) If, and as soon as, there shall exist an Event of Default under this Lease (and on the occasion of each Event of Default if there shall be more than one), the Landlord may draw upon the Security Deposit at any time and from time to time in such amount or amounts as may be necessary to cure the default(s) or to reimburse the Landlord for any sum(s) which the Landlord may have spent to cure the default(s), and if the Landlord has terminated this Lease due to the Tenant's default(s), the Landlord may also draw upon the Security Deposit in such amount (or all) as may be necessary to obtain any amounts from time to time owed to the Landlord by the Tenant after termination. In the case of each such drawing (except a drawing occurring after termination or expiration of this Lease), the Tenant shall, on demand, cause the Security Deposit to be reinstated to the full amount that was required by this Lease prior to the drawing (or, in the case of a Letter of Credit, cause a similar Letter of Credit, aggregating said full amount, to be issued to the Landlord). If at the end of the Lease Term, no Event of Default shall exist, the Security Deposit, or any balance thereof, shall be returned to the Tenant or if at the end of the Term of this Lease, an Event of Default shall exist, then any portion of the Security Deposit not necessary to cure said Event of Default shall be returned to Tenant but not otherwise. The Landlord shall have the right, if an Event of Default occurs, to draw on that portion of the Security Deposit necessary to cure an Event of Default as long as partial drawings are permitted thereunder; otherwise, Landlord shall hold the proceeds thereof (without interest payable to the Tenant) to be applied from time to time against damages and losses. The Landlord shall be entitled to commingle any cash or the proceeds of any Letter of Credit provided to the Landlord as the Security Deposit with other funds of the Landlord, and shall not be obligated to pay interest on the deposit to the Tenant. If the Landlord conveys the Landlord's interest under this Lease, the Security Deposit, or any part thereof not previously applied, may be turned over by the Landlord to the Landlord's transferee, and, if so turned over, the Tenant agrees to look solely to such transferee for proper application of the Security Deposit in accordance with the terms of this Lease and the return thereof in accordance therewith.

          (d) If the Security Deposit consists of a Letter of Credit, upon the request of the Landlord, from time to time, the Tenant shall make arrangements satisfactory to the Landlord in its reasonable discretion for the transfer of Letter of Credit to any successor landlord or mortgagee of the Property, and from any such mortgagee to the Landlord or any successor mortgagee provided that Tenant shall not be responsible to pay any fee required in connection with any such transfer of the Letter of Credit due to the request of the Landlord more often than annually during the term of this Lease.

4.   ALTERATIONS.

     4.1 CONSENT REQUIRED FOR TENANT'S ALTERATIONS. The Tenant shall not make alterations or additions to the exterior of the Premises, unless the Tenant shall have first obtained the Landlord's prior written consent thereto and approval of the plans and specifications in each case, which consent the Landlord may withhold in its sole discretion, except that the Landlord's prior written consent shall not be required for Minor Alterations. For purposes hereof, "MINOR ALTERATIONS" shall consist of alterations and additions to the Premises that are not alterations or additions to the exterior of the Premises, including, without limitation, the roof thereof, structural alterations or additions or alterations or additions to the Base Building Systems (as hereinafter defined) and that will not cost more than $50,000 to perform. Prior to commencing any alterations or additions, Tenant shall submit to Landlord copies of all permits, approvals and plans relating to the performance of such work. In the case of Minor Alterations, such plans may be "schematic plans" and need not have been prepared or certified by an engineer or architect. Upon commencing any alterations or additions, the Tenant shall diligently prosecute the same until completion. The Tenant shall, in all events, deliver a complete set of as-built plans to the Landlord upon completion of any alterations or additions for which plans are required, whether or not the plans therefor are required to be approved by Landlord hereunder.

     Notwithstanding the foregoing, if any additions, alterations or improvements shall change the general character of the Premises or substantially change the basic structure of the Premises or any other improvement included therein or adversely affect the value of the Property, the Tenant may make such alterations, addition or improvement only with the prior written approval of the Master Landlord and of the Landlord. In the event that the consent of the Master Landlord is required hereunder for any such addition, alterations or improvements, Landlord will exercise reasonable efforts to obtain any such consent.

     4.2 OWNERSHIP OF ALTERATIONS. Except as otherwise expressly provided in this SECTION 4.2, all alterations and additions shall be part of the Premises and owned by the Landlord, unless at the time of the Landlord's approval of the plans and specifications therefor, the Landlord shall specify in writing that such alterations or additions may or shall be removed upon termination or expiration of this Lease. By no later than twenty (20) days prior to the anticipated time of commencement of work on any such alteration or addition. the Tenant may submit a written request to Landlord seeking Landlord's determination whether such item is to be removed at the expiration or earlier termination of this Lease, and Landlord will respond to such request in writing within ten (10) days after receipt of such request. Furthermore, Landlord will so respond within twenty (20) days after its receipt of a complete set of construction plans and specifications for Tenant's initial build-out of Building N-2. All equipment and personal property not attached to the Premises and trade fixtures susceptible of being removed from the Premises without substantial injury thereto shall remain the property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease. The Tenant shall repair any damage caused by the removal of any alterations, additions, trade fixtures or personal property from the Premises.

     4.3 CONSTRUCTION REQUIREMENTS FOR ALTERATIONS. All construction work by the Tenant shall be done at the Tenant's sole cost and expense except as expressly otherwise set forth herein and in a good and workmanlike manner, employing only materials of equal or better quality than those installed in the Premises as of the Commencement Date, and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Premises and the Rules and Regulations. The Landlord or the Landlord's authorized agent may (but without any implied obligation to do so) inspect the work of the Tenant at reasonable times. Except for installation of furnishings and Minor Alterations, all of the Tenant's alterations and additions and installation of furnishings shall be performed by contractors or workers first approved by the Landlord, which approval the Landlord agrees not to unreasonably withhold or delay. The Tenant, before starting any work, shall secure all licenses and permits necessary therefor and, except as to any Minor Alterations, shall deliver to the Landlord a copy of all such licenses and permits (and, upon completion, a copy of the certificate of occupancy (If required by applicable law)) The Tenant also shall deliver to the Landlord a copy of the building permit and certificate of occupancy for any Minor Alternations for which they are required by applicable law. The Tenant shall cause each contractor to carry worker's compensation insurance in statutory amounts covering all the contractors' and subcontractors' employees and comprehensive general public liability insurance with limits not less than $1,000,000 (individual)$3,000,000 (occurrence) (all such insurance to be written in companies approved reasonably by the Landlord and naming as additional insureds the Landlord, the Landlord's managing agent, any ground lessor or mortgagee of whose identity the Tenant shall have been given notice, and the Tenant, as well as the contractors, and to deliver to the Landlord certificates of all such insurance. Each policy of general public liability insurance shall be non-cancelable and non-amendable with respect to the Landlord, and any such ground lessors and mortgagees without 30 days' prior notice to the Landlord, and such ground lessors and mortgagees. At the Landlord's request, the Tenant shall, before work is started on any improvements or alterations made by the Tenant, secure assurances satisfactory to the Landlord protecting the Landlord against claims arising out of the furnishing of labor and materials therefor. In the course of any work being performed by the Tenant or about the Property, the Tenant agrees to use labor compatible with that being employed by the Landlord for work on the Property and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services on the Property.

     4.4 PAYMENT FOR TENANT ALTERATIONS. The Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by the Tenant, its agents, employees or independent contractors, and to prevent any liens for labor or materials performed or furnished in connection therewith from attaching to the Premises or the Property and promptly to discharge (whether by payment, bonding off or otherwise) any such liens which may so attach. If any such lien shall be filed against the Premises or the Property and the Tenant shall fail to cause such lien to be discharged within two (2) business days after receipt of notice of the filing thereof, the Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses which the Tenant may have with respect to the amount claimed. The Tenant shall reimburse the Landlord, upon demand, as Additional Rent, for any reasonable cost so incurred, including, without limitation, reasonable attorneys' fees in connection therewith, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of the Tenant in not discharging such lien. Tenant shall indemnify and hold the Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any alterations, additions or improvements by or on behalf of the Tenant, which obligation shall survive the expiration or termination of this Lease.

     4.5 AS IS. Except as set forth in SECTION 2.9, Tenant is leasing the Premises in an "AS IS" condition, without any warranties, express or implied, with regard to the condition of the Premises, and the Landlord shall not make, is not hereby making and has not made any covenants, guaranties, representations or warranties, express, implied or by law, oral or written, of any kind or character, as to the nature, condition, construction, workmanship, state of repair, development, function, valuation, profitability, income, operations, expenses, tax consequences, title, availability of access, ingress or egress, compliance with laws, rules, regulations and ordinances, habitability, merchantability, or fitness, suitability or feasibility for any purpose of the Property; all of the foregoing being hereby expressly disclaimed by the Landlord and waived by the Tenant. The Tenant has entered into this Lease without relying on any statement or representation by the Landlord or its agents. The Tenant represents and warrants that the Tenant has relied solely on its own expertise and that of its consultants in leasing the Premises.

5.   RESPONSIBILITY FOR CONDITION OF PREMISES, LANDLORD'S SERVICES.

     5.1 MAINTENANCE AND REPAIR OBLIGATIONS OF THE LANDLORD. (a) Except as otherwise provided in ARTICLE 8, the Landlord shall maintain, clean, repair and make all necessary replacements to (i) the Property Common Areas, and (ii) the roof, floor slabs, structural supports, structure of the building (including the plumbing, mechanical, HVAC and electrical systems serving other portions of the Property in addition to the Premises as they may be expanded hereunder from time to time) and exterior walls of the Premises, in each case as may be necessary to keep and maintain the same in good order, condition and repair. So long as the Tenant keeps in place the service contract for HVAC rooftop units on the Premises provided for by SECTION 5.2, the Landlord shall replace such units as may be necessary to keep the same in good working condition and may add the cost thereof to Operating Expenses. Notwithstanding the foregoing, in no event shall Landlord be responsible for the repair of glass in the Premises or the doors (or related finish work).

     5.2 MAINTENANCE AND REPAIR OBLIGATIONS OF TENANT, SURRENDER. The Tenant shall keep neat and clean and maintain in good order, condition and repair the Premises, excepting only reasonable wear and tear and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain, and those repairs for which the Landlord expressly is responsible pursuant to
SECTION 5.1. Without limiting the generality of the foregoing, the Tenant shall be responsible for maintenance and repair of the mechanical, electrical, plumbing and HVAC systems exclusively serving Building N-2 (the "BASE BUILDING SYSTEMS"), in each case as may be necessary to keep and maintain the same in good order, condition and repair, and the Tenant shall enter into and maintain at all times a regular periodic servicing contract for the HVAC rooftop units on Building N-2 satisfactory to the Landlord in the Landlord's reasonable discretion, and shall provide reasonable evidence thereof to the Landlord from time to time upon request. The Landlord hereby acknowledges that if the HVAC systems serving the Premises need to be replaced, the Tenant's share of said expenditure shall be limited to its proportionate share of said expense based on the ratio of the number of years within the Lease Term (as it maybe extended from time to time) at the time the replacement is made and the useful life of said capital expenditure, determined by taking the average of its useful life as determined in accordance with generally accepted accounting principles and in accordance with industry standards. The Tenant covenants and agrees that, upon the termination or expiration of this Lease, the Tenant shall surrender the Premises and, to the extent required or permitted by SECTION 4.2, all alterations and additions thereto made by Tenant during the Term of this Lease, in the aforesaid condition, first removing all goods and effects of the Tenant and, to the extent required or permitted by SECTION 4.2, all alterations and additions made by the Tenant and repairing any damage caused by such removal and restoring the Premises. The Tenant shall not permit or commit any waste, and the Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the roof and exterior walls of the Premises and Property Common Areas reasonable wear and tear excepted, by any Tenant Responsible Party, which shall be payable to the Landlord upon demand as Additional Rent.

     5.3 LANDLORD'S SERVICES; LANDLORD DELAY; INTERRUPTION. The Landlord shall provide lighting, maintenance and snow removal for the parking areas and landscaping maintenance services in and for the Property so as to maintain the Property in good and operational condition similar to that of comparable properties, well maintained, in the area in which the Property is located. The cost of all such services shall be included in Operating Expenses. Landlord shall provide heating and cooling as may be required to provide reasonably comfortable space temperature and ventilation for occupants of the Premises. Landlord shall also provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes. The cost of such heating, cooling, hot water and cold water shall be paid by Tenant. In case the Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the Landlord's part by reason of any External Cause, the Landlord shall not be liable to the Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. The Landlord also reserves the right to take any steps necessary to comply with applicable law, ordinances, codes and regulations. In no event shall the Landlord be liable to the Tenant for, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason of the unavailability of heat, light or any utility or any service, nor shall the same give rise to any claim in the Tenant's favor that the same constitutes actual or constructive, total, or partial, eviction from the Premises. However, in the event that there is an interruption in the availability of such heat, light or other utility or service such that it materially and adversely effects Tenant's ability to conduct its business in the Premises, then (i) if the removal of the cause of such unavailability is within Landlord's control, then effective upon the expiration of two (2) business days of such unavailability, the Fair Rental Value shall abate to the extent of such interruption in Tenant's ability to conduct its business and (ii) if such unavailability is caused by any other cause, then effective upon the expiration of ten (10) business days of such unavailability, the Fair Rental Value shall abate to the extent of such interruption in Tenant's ability to conduct its business.

     5.4 ADA COMPLIANCE. The Tenant and the Landlord acknowledge that, in accordance with the provisions of the Americans with Disabilities Act of 1990 (42 U.S.C. ss.12101, as amended) and the regulations promulgated thereunder (the "ADA"), responsibility for compliance with the terms and conditions of the ADA may be allocated as between the Landlord and the Tenant. The Landlord and the Tenant therefore agree that the Landlord shall be responsible for compliance with the ADA with respect to the Property Common Areas, including, but not limited to, the sidewalks, parking areas and exterior walkways, and the Tenant shall be responsible for compliance with the ADA with respect to the Premises and all entrances into the Premises.

     5.5 SIGNAGE. The Tenant shall have the right to install and maintain (a) a principal sign for the Tenant's business on the Premises on Needham Street and an identification sign on the exterior of the Premises, or (b) a principal sign on the exterior of the Premises and such secondary signs as may be permitted by applicable law, ordinances and regulations, in either case so long as the Tenant complies with all applicable laws, ordinances and regulations and the Tenant obtains all licenses and permits therefor required by applicable laws, ordinances and regulations. Any signage installed on the Property by the Tenant shall be installed by the Tenant in a good and workmanlike manner, using only new first-class materials, and such signage will be maintained at the Tenant's sole expense in good condition and repair. The location and design of any exterior sign shall be subject to the Landlord's prior written approval, not to be unreasonably withheld as long as the format and design of such signs shall be consistent with Landlord's general criteria for exterior signage at the Property. The Landlord agrees to exercise reasonable efforts to permit the Tenant, Polaroid and Quinn Printing each to have equal shared signage on the current "monument" along Needham Street. If the three tenants are not able to share the "monument" the Landlord shall exercise diligent efforts to assure that none of these three are able to use the "monument".

     5.6 TRASH REMOVAL. The Tenant shall be responsible for removal of all of the Tenant's trash and refuse from the Property. The Tenant shall arrange for regular removal thereof so as to keep and maintain the Premises and the Property in neat, clean and good condition. The Tenant may install one or more trash receptacles outside the Premises, subject to the prior approval of Landlord as to size and location, which approval shall not be unreasonably withheld or delayed. Without limitation of the foregoing, the Tenant shall be responsible for proper disposal off the Property of all Hazardous Materials used or brought onto the Premises or the Property by the Tenant or any Tenant Responsible Party.

6.   CERTAIN COVENANTS.

     6.1 PERMITTED USES. The Tenant shall occupy the Premises only for the Permitted Uses, and shall not injure or deface the Premises or the Property, nor permit in the Premises any auction sale. Landlord hereby certifies that the lawful uses of the Premises under the Newton Zoning Ordinance include office use, certain research and development use and certain manufacturing uses. The Tenant shall not permit in the Premises any nuisance (other than consistent with Permitted Uses and then so long as it is limited to Building N-2 and does not interfere with any other tenant's use and enjoyment), or the emission from the Premises of any objectionable noise, odor or vibration, nor do or permit any act or thing on the Premises or the Property which is contrary to any requirement of law, or which constitutes a public or private nuisance, or which might impair the value of the Property, or which is liable to invalidate or increase premiums for any insurance on the Premises or the Property or their contents (unless the Tenant agrees to pay the Landlord for the total increased cost of such premiums), or which is liable to render necessary any alteration or addition to the Premises or the Property, nor commit or permit any waste in or with respect to the Premises or the Property.

     6.2 LAWS AND REGULATIONS AND OTHER COMPLIANCE; LIENS. The Tenant shall comply with all applicable laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, regulations, rules, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary in effect from time to time applicable with respect to the Tenant's use and occupancy of the Premises, including, without limitation, by making, any alterations to the Premises required as a result of the Tenant's specific use and occupancy, subject to the provisions of this Lease regarding alterations by the Tenant. Without limitation of the foregoing, the Tenant shall comply with applicable local, state and federal laws, ordinances, regulations and orders relating to industrial hygiene, environmental protection, and public health and safety and any applicable permits, licenses, and other governmental or regulatory approvals regarding the discharge or emission of regulated materials or wastes in connection with Tenant's specific operations and occupancy at the Premises. Tenant shall pay all costs related to such compliance, where such compliance requirements are triggered by Tenant's specific use and are not triggered by the inherent character of the space as used for office and warehouse uses, respectively. The Tenant shall comply with all instruments of record which now or at any time hereafter may be applicable to the Premises or any part thereof, or any of the adjoining sidewalks, curbs, fences and vaults, if any, or the ownership or use of any thereof, of which Tenant has received actual written notice, provided that the same do not materially adversely affect the rights and remedies of Tenant pursuant to this Lease; conform to all requirements of all policies of insurance covering the Premises or insuring the Landlord or the Tenant in connection therewith and the standards recommended by the Boston Board of Fire Underwriters applicable to the Tenant's use and occupancy of the Premises; and not do or permit to be done on or in connection with the Leased Premises any act or thing which might impose any liability or responsibility upon the Landlord except those arising from Permitted Uses expressly permitted hereunder, in which case such uses may be exercised but Tenant hereby agrees that it assumes any and all liability or responsibility therefor; and not to subject the Leased Premises to any mortgage, lien, encumbrance or charge, and to discharge any such mortgage, lien, encumbrance or charge which may arise. The Tenant shall, at the Tenant's sole cost and expense, obtain all permits, licenses and approvals required by any governmental authority for the Tenant's specific use and activities for Permitted Uses on the Premises.

     6.3 RULES AND REGULATIONS. The Tenant shall not unreasonably obstruct in any manner any portion of the Property not hereby leased; and shall comply with all reasonable rules and regulations of uniform application to all occupants of the Property now or hereafter made by the Landlord, of which the Tenant has been given notice, for the care and use of the Buildings, and the Property Common Areas (the "RULES AND REGULATIONS"). The initial Rules and Regulations are attached hereto as EXHIBIT E. The Landlord shall not be liable to the Tenant for the failure of other occupants of the Property to conform to any of the Rules and Regulations, but the Landlord shall enforce such Rules and Regulations in a non-discriminatory and uniform manner.

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

     6.4 SAFETY COMPLIANCE. The Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority or reasonable insurance underwriting requirements of which the Tenant has been given reasonable prior notice and procure all licenses and permits so required because of such use and, if requested by the Landlord, do any work so required because of such use and such requirements, it being understood that the foregoing provisions shall not be construed to broaden in any way the Tenant's Permitted Uses.

     6.5 LANDLORD'S ENTRY. The Tenant shall permit the Landlord, its agents and any ground lessor and mortgagee, upon no less than 24 hours prior notice except in the case of emergencies, to enter the Premises at all reasonable hours for the purpose of inspecting or of making repairs to the same, and for the purpose of showing the Premises to prospective purchasers, investors, ground lessors and mortgagees during normal business hours, and to prospective tenants during the last twelve (12) months of the Term. In connection with such entry, the Landlord shall exercise reasonable efforts to minimize any interference with the Tenant's use of the Premises. In addition, the Master Landlord shall have the right to enter the Premises pursuant to SECTION 6 of the Master Lease.

     6.6 PERSONAL PROPERTY TAX. The Tenant shall pay promptly when due all taxes which may be imposed upon the Tenant's personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

     6.7  ASSIGNMENT AND SUBLEASES.

          (a) The Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of the Tenant, or used or occupied or permitted to be used or occupied, by anyone other than the Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting by the Tenant or any person acting on behalf of the Tenant, without, in each case, the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed, and, in the event that the Landlord consents to any subletting, no subtenant in any event shall be permitted to further assign, sublet or otherwise transfer its interest under this Lease, except in accordance with this section in any manner described in this paragraph (a). Subject to the provisions of paragraph (b) hereof, the provisions of this PARAGRAPH (a) shall apply, without limitation, to a transfer (by one or more transfers) of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of the Tenant as if such transfer were an assignment of this Lease; provided that if equity interests in the Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in the Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Section.

          (b) The provisions of PARAGRAPH (a) shall not apply to (and a Landlord consent shall not be required in connection with) either (x) transactions with an entity into or

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

with which the Tenant is merged, consolidated or reorganized, or in connection with which all or substantially all of the Tenant's assets are transferred, by sale of stock or assets or (y) transactions with any entity which controls or is controlled by the Tenant or is under common control with the Tenant (any of the foregoing being referred to herein as an "Affiliate Transfer") provided that in any such event:

               (i) the successor to the Tenant has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the greater of (1) the net worth of the Tenant immediately prior to such merger, consolidation, reorganization or transfer, or (2) the net worth of the Tenant herein named on the date of this Lease,

               (ii) proof satisfactory to the Landlord of such net worth shall have been delivered to the Landlord at least ten (10) days prior to the effective date of any such transaction, and

               (iii) the assignee agrees directly with the Landlord, by written instrument in form satisfactory to the Landlord in its reasonable discretion, to be bound by all the obligations of the Tenant hereunder, including, without limitation, the covenant against further assignment and subletting.

          (c) ACCEPTANCE OF RENT. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than the Tenant, whether or not in violation of the terms and conditions of this Lease, the Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the Tenant from the further performance of covenants on the part of the Tenant to be performed hereunder. Any consent by the Landlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in PARAGRAPH (a) or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve the Tenant from its obligations hereunder, and the Tenant shall remain fully and primarily liable therefor. No assignment or subletting shall expand the signage rights provided for by this Lease.

          (d) In the event Landlord consents to any assignment or subletting one half of any rent payable to Tenant in excess of the Annual Fixed and Additional Rent (i.e. Tax Increases and Operating Cost Increase payable by Tenant under this Lease) shall be the sole property of Landlord, payable as Additional Rent upon demand of Landlord; however, prior to calculating the amount of such excess rent to be shared by Landlord and Tenant, Tenant shall be entitled to net out (and retain) as amortized (with interest on the unamortized balance of such expenses at Tenant's actual borrowing rate on funds borrowed for the purpose of paying such costs) over the remaining term of the Lease the following of its out-of-pocket third-party costs of such transaction: reasonable attorney's fees, broker's commission, and advertising/marketing costs, tenant improvement costs, tenant inducements and other reasonable out-of pocket expenses incurred in connection with such assignment or subletting. The provisions of this paragraph (d)

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

shall not apply in connection with an Affiliate Transfer, and accordingly, no excess rent shall be due and payable to Landlord in connection therewith.

7.   INDEMNITY AND INSURANCE.

     7.1 TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, and except as otherwise expressly provided in this Lease, the Tenant agrees to indemnify and save harmless the Landlord from and against all claims, loss, or damage of whatever nature to the extent (except to the extent that the same results from the negligence or intentional misconduct of Landlord, or the Landlord's responsible parties (as hereinafter defined): (i) arising from any negligent act or omission relating to an express obligation under this Lease or willful misconduct of any Tenant Responsible Party or any accident, injury to or death of persons or loss of or damage to property whatsoever, in each case occurring during the Term and thereafter, so long as the Tenant is in occupancy of any part of the Premises, and in each case occurring in the Premises, or (ii) arising from any accident, injury or damage occurring outside the Premises but in or on the Property Common Areas, or any other areas within the Buildings or on the Land, where such accident, injury or damage results, from the Tenant's use or occupancy of the Premises or from any act or omission relating to an express obligation under this Lease on the part of any Tenant Responsible Party; provided that the foregoing indemnity shall not include any cost or damage to the extent arising from the negligence or willful misconduct of the Landlord or the Landlord's contractors, licensees, invitees, agents, servants or employees or others for whom the Landlord is legally responsible (collectively, with the Landlord, "LANDLORD RESPONSIBLE PARTIES"). This indemnity and hold harmless agreement shall include indemnity against reasonable attorneys' fees and all other costs, expenses and liabilities incurred or in connection with any such claim or proceeding brought thereon, and the defense thereof. The claims subject to the foregoing indemnity by Tenant shall include any claims by the Master Landlord under SECTION 9(A) of the Master Lease arising from the Tenant's use or occupancy of the Premises.

     7.2 LIABILITY INSURANCE. The Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as the Tenant is in occupancy of any part of the Premises:

          (a) a policy of comprehensive general liability insurance under which the Master Landlord, the Landlord (and the Landlord's managing agent, any ground lessor and any holder of a mortgage on the Property of whom the Tenant is notified in writing by the Landlord), Bull HN Information Systems Inc. ("BULL"), and Honeywell Inc. ("Honeywell"), are named as additional insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in SECTION 7.1, in the broadest form of such coverage from time to time available; and

          (b)  workers' compensation insurance as required by state law.

Each such policy shall be noncancellable and nonamendable with respect to the Master Landlord and its mortgagees, the Landlord, its managing agent and such ground lessors and mortgagees, Bull and Honeywell, without thirty (30) days' prior written notice to the Landlord, its managing agent and such ground lessors and mortgagees and, at the election of the Landlord, either a certificate of insurance or a duplicate original policy shall be delivered to the Landlord prior to the Commencement Date or any entry into the Premises by the Tenant prior to the Commencement Date, and in any event, not less than thirty (30) days prior to expiration. The minimum limits of liability of such comprehensive general liability insurance shall be Five Million Dollars ($5,000,000.00) for combined bodily injury (or death) and damage to property (per occurrence), or such higher amount as the Landlord reasonably may require from time to time, taking into account amounts commonly carried by similar tenants in similar buildings in the vicinity of the Property. Such liability limits may be satisfied by adding Tenant's so-called "umbrella" liability coverage to its base general liability insurance. The Landlord shall carry such liability insurance with respect to operations at the Property as may from time to time reasonably be deemed prudent by the Landlord or required by any mortgagee holding a first mortgage thereon or any ground lessor of the Land. All such insurance shall be written by companies of recognized financial standing which are authorized to do an insurance business in Massachusetts. Such insurance may be obtained by the Tenant by endorsement on its blanket insurance policies. Every such policy shall contain, to the extent obtainable, an agreement by the insurer that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of the Master Landlord, the Landlord, or the Tenant which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) the occupation or use of the Premises for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by any of the Master Landlord's mortgagees of which the Tenant has notice pursuant to any provision of any such mortgagees' mortgage upon the happening of an event of default, as defined therein, or (iii) any change in title or ownership of the Property.

     The Tenant shall deliver to the Landlord promptly after the execution and delivery of this Lease the original or duplicate policies or certificates of the insurance required to be carried by Tenant hereunder, and the Tenant shall, within thirty (30) days prior to the expiration of any such insurance, deliver other original or duplicate policies or other certificates of insurance evidencing the renewal of such insurance. The Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required hereunder unless each of the Master Landlord and the Landlord is included therein as a named insured. The Tenant shall promptly notify the Landlord whenever any such separate insurance is obtained and shall deliver to the Landlord the policy or policies or certificates evidencing the same.

     Should the Tenant fail to effect, maintain or renew any insurance provided for in this Section, or to pay the premium therefor, or to deliver to the Landlord any of such policies or certificates, then and in any of said events the Landlord, at its option, but without obligation so to do, may, upon five (5) days notice to the Tenant of its intention to do so, procure such insurance, and any sums expended to procure such insurance shall be Additional Rent hereunder and shall be repaid by the Tenant within five (5) days following the date on which the Tenant receives notice that such expenditure has been made by the Landlord.

     7.3 TENANT'S RISK. The Tenant agrees to use and occupy the Premises and to use such other portions of the Property as the Tenant is herein given the right to use at the Tenant's own risk. The Landlord shall not be liable to the Tenant, its employees, agents, invitees or contractors for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to the Tenant's business) except to the extent that the same arises from the gross negligence or intentional misconduct of the Landlord, based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Property or of any other person or persons, or any leakage in any part or portion of the Premises or the other Buildings, or from water, rain or snow that may leak into, or flow from any part of the Premises or the other Buildings, or from drains, pipes or plumbing fixtures in the Premises or the other Buildings. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant, and neither the Landlord nor the Landlord's insurers shall in any manner be held responsible therefor, except to the extent that the same arises from the gross negligence or intentional misconduct of Landlord Notwithstanding the foregoing, the Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any gross negligence or willful misconduct of the Landlord Responsible Parties; provided, however, that in no event shall the Landlord have any liability to the Tenant based on any loss with respect to or interruption in the operation of the Tenant's business. The Tenant shall carry "all-risk" property insurance on a "replacement cost" basis, insuring the Tenant's removable property and any alterations made by the Tenant pursuant to ARTICLE 4, to the extent that the same have not become the property of the Landlord.

     7.4 PROPERTY INSURANCE. The Landlord shall carry such property insurance upon and with respect to the Premises (including the improvements to be made to the Premises pursuant to Section 2.9 of this Lease) and the Property Common Areas as may from time to time reasonably be deemed prudent by the Landlord or required by any mortgagee holding a first mortgage thereon or any ground lessor of the Land, and in any event, an "all risk" property insurance policy (or its equivalent from time to time), on a full replacement cost basis, subject to a commercially reasonable deductible and exclusive of foundations, site preparation and other nonrecurring construction costs. The Landlord's insurance pursuant to this SECTION 7.4 may be in the form of a blanket policy, so long as it provides for an agreed amount with respect to the Premises and the Property Common Areas. The Tenant shall carry property insurance upon and with respect to all of its tenant improvements (other than the tenant improvements to be made to the Premises pursuant to Section 2.9 of this Lease, which shall be Landlord's responsibility to insure), fixtures, equipment and personal property located on the Premises, insuring against loss by fire and other risks which are required to be insured against by the Landlord.

     7.5 WAIVER OF SUBROGATION. Any insurance carried by either party under this Lease with respect to the Buildings, the Land, the Premises, parking facilities or any property therein or occurrences thereon shall, without further request by either party, if it can be so written without additional premium, or with an additional premium which the other party elects to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss, including, without limitation, injury or loss caused by negligence of such other party, due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

     7.6  INDEMNITY PROCEDURAL PROVISIONS.

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

     The following provisions shall apply to the indemnities provided for by this Lease. For purposes of this section, the party obligated to provide an indemnity hereunder is referred to as the "Indemnitor", and the party benefited by the indemnity is referred to as the "Indemnified Party."

          (a) An Indemnitor shall have no obligation of indemnity hereunder with respect to any claim, suit, indemnity or proceeding hereunder unless a reasonably prompt written notice is given to the Indemnitor by the Indemnified Party after the Indemnified Party receives actual notice of the making of any claim or the commencement of any suit, action or proceeding giving rise or potentially giving rise to the liability of the Indemnitor hereunder (an "INDEMNIFIED CLAIM").

          (b) The Indemnitor shall be entitled to participate in, and assume sole control over, the defense of any such Indemnified Claim with counsel at its own expense; provided, however, that (i) the Indemnified Party shall be entitled to participate in the defense and to employ counsel at its own expense to assist in such defense; and (ii) the Indemnitor shall obtain the prior written approval of the Indemnified Party, which shall not be unreasonably withheld or delayed, before entering into any settlement or ceasing to defend against any such Indemnified Claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party. After written notice by the Indemnitor to the Indemnified Party of the Indemnitor's election to assume control of the defense of any such Indemnified Claim pursuant to the terms hereof, the Indemnitor shall not be liable to any Indemnified Party hereunder for any expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, provided, however, that if the Indemnitor fails to take reasonable steps necessary to defend diligently such Indemnified Claim within twenty (20) calendar days after receiving written notice from an Indemnified Party that such Indemnified Party believes that the Indemnitor has failed to take such steps, such Indemnified Party may assume its own defense, and the Indemnitor will be liable for all reasonable costs and expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, the Indemnitor will not enter into a settlement of any Indemnified Claim that would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. If a firm offer is made to settle an Indemnified Claim without leading to liability or the creation of a financial or other obligation on the part of an Indemnified Party, and the Indemnitor desires to accept and agree to such offer, the Indemnitor will give written notice to such Indemnified Party to that effect. If such Indemnified Party fails to consent to such firm offer within ten (10) calendar days after its receipt of such notice, such Indemnified Party may continue to contest or defend such Indemnified Claim and, in such event, the maximum liability of the Indemnitor as to such Indemnified Claim will not exceed the amount of such settlement offer, plus reasonable costs and expenses (not including expenses of settlement) paid or incurred by such Indemnified Party through the end of such ten (10) calendar day period. in no event shall any Indemnified Party settle any claim for which any Indemnified Party seeks indemnification hereunder without the prior written consent of the Indemnitor.

          (c) In any proceeding involving the Indemnified Claim of any third party, the Indemnitor and each Indemnified Party shall cooperate fully in the defense of any such claim. Without limiting the generality of the foregoing, each Indemnified Party shall furnish the

Indemnitor such documentary or other evidence as is then in its possession as may be reasonably requested by the Indemnitor for the purpose of defending any such Indemnified Claim.

          (d) Any notices to an Indemnified Party hereunder shall be given pursuant to the notices provision hereof.

8.   CASUALTY AND EMINENT DOMAIN.

     8.1 RESTORATION FOLLOWING CASUALTIES. If, during the Term, a portion of the Premises or any of the Property Common Areas shall be damaged by fire or other casualty ("DAMAGED AREA"), subject to the exceptions and limitations provided below, the Landlord shall proceed promptly to exercise diligent efforts to restore the Damaged Area to substantially the condition thereof at the time of such damage, but the Landlord shall not be responsible for delay in the Landlord's receipt of insurance proceeds or any delay in such restoration which may result from any External Cause. The Landlord shall have no obligation to expend in the reconstruction of the Damaged Area more than the actual amount of the insurance proceeds actually received by the Landlord with respect to the fire or other casualty plus the amount of any deductible. Any restoration of the Damaged Area shall be altered to the extent necessary to comply with then current laws and applicable codes. Further, the Landlord shall have no obligation to repair or restore any tenant improvements made by the Tenant (other than the improvements made to the Premises pursuant to Section 2.9 hereof and then only to the extent such improvements are insured and that adequate insurance proceeds are released to Landlord to pay for such repairs or restoration) or any of the Tenant's trade fixtures or personal property.

     8.2 TERMINATION ELECTIONS. In the event that (a) at any time during the Term the Premises is damaged by fire or other casualty such that the damage cannot be substantially restored within two hundred and seventy (270) days after the casualty, or (b) at any time during the last two years of the Term the Premises are damaged by fire or other casualty such that the damage cannot be substantially restored within one year after the casualty (either such event, a "SUBSTANTIAL CASUALTY"), either party shall have the right, at any time within sixty (60) days after the casualty to terminate this Lease by giving written notice to the other party, and, in addition, if the Landlord's mortgagee, ground lessor or other lender refuses in the event of a Substantial Casualty to make the insurance proceeds available to the Landlord for repair and restoration, the Landlord shall have the right, at any time within thirty (30) days after receiving notice from the mortgagee, ground lessor or other lender of its refusal to release the insurance proceeds, but in no event later than one hundred twenty (120) days following the casualty, to terminate this Lease by giving written notice to the Tenant. Where the Landlord is obligated to exercise diligent efforts to restore the Premises, unless such restoration is substantially completed within two hundred and seventy days (270) from the date of the casualty, such period to be subject, however, to extension where the delay in completion of such work is due to External Causes (but in no event beyond twelve (12) months from the date of the casualty), the Tenant shall have the right to terminate this Lease at any time within thirty (30) days after the expiration of such two hundred and seventy day (270) (as extended due to External Causes but in no event beyond twelve (12) months from the date of the casualty) period, such termination to take effect as of the date of the Tenant's notice.

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

     8.3 CASUALTY AT EXPIRATION OF LEASE. Notwithstanding anything to the contrary contained in this Lease, if the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within seventy five (75) days from the commencement of repair work and such damage occurs within the last twelve (12) months of the Term (as the same may have been extended prior to such fire or casualty), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice.

     8.4 EMINENT DOMAIN. Except as hereinafter provided, if the Premises, or such portion thereof (or the access thereto unless comparable replacement access is provided) as to materially impair (if reconstructed to the maximum extent practicable in the circumstances) the continued conduct of the Tenant's business at the Premises, or the Property Common Areas, or such portion thereof as to render the Premises inaccessible such that the continued conduct of the Tenant's business at the Premises is materially impaired, shall be taken by condemnation or right of eminent domain and the Landlord has no reasonable means of remedying or replacing said problem within two hundred and seventy (270) days after the date of such taking, the Tenant shall have the right to terminate this Lease by notice to the Landlord of its desire to do so, provided that such notice is given not later than forty five (45) days after the effective date of such taking. If so much of the Premises, or so much of the Property Common Areas, shall be so taken that it would be appropriate to raze the Premises, or due to the lack of sufficient proceeds from the eminent domain taking not retained by any mortgagee or ground lessor, what may remain of the Premises and the Property cannot be put into a condition such that the continued conduct of the Tenant's business is not materially impaired, then each of the Landlord and the Tenant may terminate this Lease by giving notice to the other of its desire to do so not later than forty five (45) days after the effective date of such taking.

     Should any part of the Premises or the Property be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use diligent efforts to put what may remain of the Premises and the Property into proper condition for use and occupation as nearly like the condition of the Premises and the Property prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence, and so long as the proceeds actually received by the Landlord from the eminent domain taking are sufficient therefor. In no event shall the Landlord be obligated to expend more than the amount of proceeds from the eminent domain taking actually received by the Landlord on such work.

     8.5 RENT AFTER CASUALTY OR TAKING. If the Premises shall be damaged by fire or other casualty or taking (and prior to any termination of this Lease pursuant to this Article 8), the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant. In the event of a taking which permanently reduces the area of the Premises or the Property Common Areas, a just proportion of the Annual Fixed Rent shall be abated for the remainder of the Term. Any disputes between Tenant and Landlord arising hereunder about the extent of any such abatement shall be resolved pursuant to the format set forth in Exhibit I hereto.

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

     8.6 TAKING AWARD. Except as otherwise provided in this SECTION 8.6, the Landlord shall have and hereby reserves and excepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for any damages to the Premises and/or any other part of the Property, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any such taking, as aforesaid, and by way of confirming the foregoing, subject to this SECTION 8.6, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, trade fixtures, equipment and other personal property of the Tenant that is part of a separate award to the Tenant and which does not diminish the award payable to the Landlord or the Master Landlord as a result of the taking.

9.   DEFAULT.

     9.1  TENANT'S DEFAULT. Each of the following shall constitute an Event of
Default:

          (a) Failure on the part of the Tenant to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, if such condition continues for five (5) days after notice from Landlord to Tenant thereof, however, Tenant shall not be entitled to such notice more often than once in any twelve
(12) month period

          (b) Failure on the part of the Tenant to perform or observe any other term or condition contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after notice from the Landlord to the Tenant thereof, provided that in the case of breaches of obligations under this Lease which are susceptible to cure but cannot be cured within thirty (30) days through the exercise of due diligence, so long as the Tenant commences such cure within thirty (30) days and the Tenant diligently and continuously pursues such cure to completion, such breach shall not be deemed to create an Event of Default, so long as Master Landlord does not declare an Event of Default under the Master Lease as a result of such Event of Default hereunder;

          (c) The taking of the estate hereby created on execution or by other process of law; or if the Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or the filing of a voluntary petition by the Tenant, or the entry of an order for relief against the Tenant, under Chapter 7, 11, or 13 of 11 U.S.C. ss.101 ET SEG., as amended or replaced from time to time (the "BANKRUPTCY CODE"); or a petition shall be filed against the Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any trustee, conservator, receiver or

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liquidator of the Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of the Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive).

     If an Event of Default shall occur, then, in any such case the Landlord lawfully may, immediately or at any time thereafter, give notice to the Tenant specifying the Event of Default, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and the Tenant will then quit and surrender the Premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

     9.2 DAMAGES. In the event that this Lease is terminated, at the Landlord's election, the Tenant covenants to pay to the Landlord forthwith on the Landlord's demand, as compensation, an amount (the "LUMP SUM PAYMENT") equal to the excess, if any, of the discounted present value (discounted at an annualized rate of seven percent (7%)) of the total rent reserved for the remainder of the Term over the then discounted present fair rental value of the Premises for the remainder of the Term. In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by the Tenant over the remainder of the Term. Without in anyway limiting the foregoing and in addition thereto, at the Landlord's election, the Tenant shall pay punctually to the Landlord all the sums ("PERIODIC PAYMENTS") and perform all the obligations which the Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by the Tenant under the foregoing covenant, the Tenant shall be credited with the amount of the Lump Sum Payment allocable to the Specific Periodic Payment and the net proceeds of any rent obtained by reletting the Premises, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, reasonable fees for legal services and expenses of preparing the Premises for such reletting. The Landlord may (i) relet the Premises, or any part or parts thereof, for a term or terms which may, at the Landlord's option, exceed or be equal to or less than the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as the Landlord considers necessary to relet the same and (ii) make such alterations, repairs and improvements in the Premises as the Landlord considers necessary to relet the same. Landlord shall use reasonable efforts to mitigate its damages in the event of a termination pursuant hereto.

     9.3 CUMULATIVE RIGHTS. The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the Tenant of any provisions of this Lease. Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

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

     9.4 LANDLORD'S SELF-HELP. If the Tenant shall at any time default in the performance of any obligation under this Lease, the Landlord shall have the right, but not the obligation, upon not less than ten (10) days' prior written notice to the Tenant (except in case of emergency, in which case no notice need be given), to perform such obligation, and the costs to the Landlord thereof shall be payable by the Tenant to the Landlord upon demand as Additional Rent. The Landlord may exercise its rights under this Section without waiving any other of its rights or releasing the Tenant from any of its obligations under this Lease.

     9.5 ENFORCEMENT EXPENSES. Each party shall promptly reimburse the other party for all costs and expenses, including without limitation reasonable legal fees, incurred by the other party in enforcing its remedies under this Lease following the other party's failure to comply with its obligations hereunder (in the case of the Tenant, whether or not such failure constitutes an Event of Default on the part of the Tenant) equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

     9.6 LATE CHARGES AND INTEREST ON OVERDUE PAYMENTS. In the event that any payment of Annual Fixed Rent or Additional Rent shall not be paid within ten
(10) days of the date the same is due, regardless of whether the same constitutes an Event of Default, there shall become due to the Landlord from the Tenant, as Additional Rent and as compensation for the Landlord's extra administrative costs in investigating the circumstances of late rent, a late charge of five percent (5%) of the amount overdue. In addition, any Annual Fixed Rent and Additional Rent not paid within five (5) days of when due shall bear interest from the date due to the Landlord until paid at the variable rate (the "DEFAULT INTEREST RATE") equal to the higher of (i) the rate from time to time at which interest accrues on amounts not paid when due under the terms of the Landlord's first mortgage financing for the Premises, as from time to time in effect, and (ii) one hundred and fifty percent (150%) of the Interest Rate, but in no event higher than the maximum rate permitted by law.

     9.7 CONSEQUENTIAL DAMAGES. Notwithstanding anything in this Lease to the contrary, in no event shall either party be liable to the other under this Lease for incidental, indirect, special or consequential damages of any kind or nature regardless of the form of action through which such damages are sought.

10.  ENVIRONMENTAL MATTERS.

     10.1 TENANT'S USE OF HAZARDOUS MATERIALS.

          (a) Tenant may use chemicals such as lubricants, solvents and cleaning fluids of the kind and in amounts and in the manner customarily found and used in the operation of an office in order to conduct its business at the Premises and to maintain and operate customary office machinery located in the Premises and Tenant may also use those chemicals listed on Exhibit J hereto subject to applicable laws, permits and regulations and subject to the terms of the memorandum attached as part of Exhibit J (collectively, all such chemicals being referred to herein as the "PERMITTED MATERIALS"). Tenant shall not use, store, handle, treat, transport, release or dispose of any other Hazardous Materials on or about the Premises or the Property without

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

Landlord's prior written consent, which Landlord may withhold or condition in Landlord's sole discretion. Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by the Tenant in or about the Premises or the Property shall comply with all applicable Environmental Laws. The Tenant shall not dispose of any Hazardous Materials on the Property, and shall not dispose of Hazardous Materials in any trash receptacles or other facilities or areas on the Property. Neither the Premises, nor any other part of the Property shall be used in any manner by the Tenant for the storage of any Hazardous Materials, except for the temporary storage of the Permitted Materials on the Premises, provided the Permitted Materials are properly stored in a manner and location complying with all applicable Environmental Laws. The Tenant shall be responsible for obtaining any required authorizations, licenses or permits and paying any fees and providing any testing required by any governmental authority in connection with the Permitted Materials. No portion of the Premises or the Property shall be used by the Tenant as a landfill or a dump. The Tenant shall not install any underground tanks of any type. The Tenant shall not bring any Hazardous Materials onto the Premises or the Property, except for the Permitted Materials, and if so brought or found thereon, the Tenant, at its sole cost and expense, shall immediately remove, properly dispose of, and diligently undertake all required cleanup procedures with respect to the same pursuant to all applicable Environmental Laws.

          (b) The Landlord and the Landlord's representatives shall have the right, but not the obligation, during normal business hours upon twenty four
(24) hours prior notice (except in the case of an emergency) to enter the Premises for the purpose of inspecting the storage, use and disposal of Hazardous Materials and to ensure compliance with all Environmental Laws. Should it be determined, in the Landlord's reasonable opinion, that any Hazardous Materials are being improperly stored, used or disposed of, the Tenant shall immediately take such corrective action, as reasonably requested by the Landlord. Should the Tenant fail to commence such corrective action as promptly as is reasonably possible, but in no event less than ten (10) business days after receiving notice following the Tenant's receipt of Landlord's written notice thereof (except that only notice as may be practical shall be required in an emergency), the Landlord shall have the right to perform the corrective action, and the Tenant shall reimburse Landlord upon demand as Additional Rent for any and all costs associated with the corrective action. If, at any time during or after the Term, the Premises or any other part of the Property are deemed by a governmental agency to be in violation of any Environmental Law as a result of the Tenant's Permitted Materials or any other Hazardous Materials produced, stored or brought onto the Premises, or the Tenant's use or occupancy of, or activity on or about the Premises or the Property, then the Tenant shall diligently institute and prosecute to completion remediation and cleanup procedures in full compliance with all Environmental Laws.

          (c) Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received by Tenant from any governmental authority concerning Hazardous Materials which relates to the Premises or the Property, and (ii) any Environmental Condition of which Tenant is aware to the extent the Environmental Condition is on the Premises, and of which Tenant has actual knowledge to the extent the Environmental Condition is on the Property in a location other than the Premises. For purposes hereof, "Environmental Condition" shall mean any disposal, release or threat of release of Hazardous Materials on, from or about the Premises or the Property or storage of Hazardous Materials on the Property. The Tenant shall provide to the Landlord, as and when required by the Landlord (which may be required by Landlord whenever it has reasonable cause to so require and,

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

otherwise, no more often than once in any twelve (12) month period), evidence that the Tenant is using such Hazardous Materials in compliance with all Environmental Laws, and the Tenant shall comply with reasonable safeguards established by the Landlord for the Property Common Areas with respect to the delivery and transportation of the Hazardous Materials to the Premises.

          (d) The Tenant acknowledges that asbestos and asbestos-containing materials are present in and on the Premises, some of which asbestos and asbestos containing materials have been encapsulated in accordance with applicable law and some of which have not. Without limiting the generality of
Section 4.5 above, the Tenant hereby accepts the Premises with such asbestos and asbestos-containing materials, having had adequate opportunity to inspect the Premises. Landlord covenants and agrees, at its sole cost and expense, (i) that it will comply with the "Asbestos Operations and Maintenance Program Buildings NTI, NT2 and NT3 Polaroid Corporation, 153 Needham Street, Newton, Massachusetts" prepared by Clayton Environmental Consultants and dated January 22, 1999 with respect to the Premises, as it may be amended from time to time, and (ii) that it will comply with all federal, state and local laws, rules, regulations and ordinances governing the asbestos and asbestos-containing material located within the Premises, including, without limitation, the following: all obligations under any or all of the foregoing to: (i) perform inspections of the Premises with respect to the asbestos and asbestos -containing materials; (ii) perform labeling with respect to the asbestos and asbestos-containing material located at the Premises; and (iii) provide training programs to any employees of Tenant or others in connection with the asbestos and asbestos-containing materials located at the Premises. Within two (2) weeks of the date of this Lease, Landlord (at its sole cost and expense) shall provide to Tenant a plan showing the location of all asbestos and asbestos-containing materials within the Premises (the "Disclosed ACM"). Tenant hereby covenants and agrees that it and Tenant Indemnitees (as hereinafter defined), shall not disturb the disclosed ACM (except such disturbance as may occur from reasonable wear and tear to the Premises arising from the use of the Premises for the Permitted Uses) nor shall Tenant knowingly disturb any other asbestos or asbestos-containing material of which it subsequently becomes aware. (any such disturbance being referred to herein as a "Tenant ACM Disturbance") without the prior written consent of Landlord. Upon substantial completion of Landlord's Work and Tenant's Work, Landlord shall, at its sole cost and expense, cause the Premises to be tested for compliance of asbestos and asbestos -containing materials (airborne or otherwise) with applicable federal, state and local laws, rules, regulations and ordinances governing the same. Asbestos and asbestos-containing materials shall constitute Hazardous Materials under this Lease. The Landlord hereby acknowledges that Tenant shall have the right to have any such asbestos or asbestos-containing materials removed from the Premises at its sole cost but only after giving Landlord no less than ten (10) days prior written notice thereof and only if such removal is undertaken in full compliance with all applicable laws and regulations by a licensed professional.

     10.2 TENANT'S ENVIRONMENTAL INDEMNIFICATION. The Tenant agrees to indemnify, defend and hold harmless the Master Landlord, the Landlord and any prior or successor tenant under the Master Lease and their respective shareholders, officers, directors, employees, agents, successors and assigns (together, the "LANDLORD INDEMNITEES"), from and against any and all claims, demands, liabilities, damages, losses, deficiencies, and expenses (including, without limitation, reasonable legal, accounting, consulting, engineering, and other expenses), which may be imposed upon, incurred by, or asserted against any of the Landlord Indemnitees by any other

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

party or parties (including, without limitation, a governmental entity), arising out of, in connection with, or relating to the subject matter of:

          (a) any actual or alleged Release or Threat of Release of any Hazardous Material at or from the Premises in connection with the use and possession of the Premises by the Tenant or any assignee or subtenant of the Tenant, or in connection with any operations of the Tenant or any assignee or subtenant of the Tenant at the Premises, including without limitation, a Release or Threat of Release of Hazardous Material which was first located at the Premises and was subsequently transported to another location; or

          (b) any actual or alleged violation of an Environmental Law in connection with the use and possession of the Premises by the Tenant or any assignee or subtenant of the Tenant, or with any operations of the Tenant or any assignee or subtenant of the Tenant thereon; or

          (c) any loss, damage, claim, expense or liability arising from any Tenant ACM Disturbance.

The provisions of this Section shall survive the expiration or earlier termination of the Term.

     10.3 LANDLORD'S ENVIRONMENTAL INDEMNIFICATION. The Landlord agrees to indemnify, defend and hold harmless the Tenant and its shareholders, officers, directors, employees, agents, successors and assigns (together, the "TENANT INDEMNITEES") from and against any and all claims, demands, liabilities, damages, losses, deficiencies and expenses (including without limitation reasonable legal, accounting, consulting, engineering, and other expenses), which may be imposed upon, incurred by, or asserted against any of the Tenant Indemnitees by any other party or parties (including, without limitation, a governmental entity), arising out of, in connection with, or relating to the subject matter of-

          (a) any actual or alleged Release or Threat of Release of any Hazardous Material at or from the Property in connection with the use and/or possession of the Property by the Landlord, and any predecessor, assignee or subtenant of the Landlord, or in connection with any operations of the Landlord any predecessor, assignee or subtenant of the Landlord), including without limitation, a Release or Threat of Release of Hazardous Material which was first located at the Property and was subsequently transported to another location; or

          (b) any actual or alleged violation of an Environmental Law in connection with the use and/or possession of the Property by the Landlord and any predecessor, assignee or subtenant of the Landlord), or with any operations of the Landlord (and any predecessor, assignee or subtenant of the Landlord) thereon; or

          (c) any loss, claim, damage, expense or liability arising from any asbestos or asbestos-containing materials located in or on the Premises as of the date hereof, except to the extent that the same arises from or out of a Tenant ACM Disturbance.

The provisions of this Section shall survive the expiration or earlier termination of the Term.

11.  MORTGAGEES' AND GROUND LESSORS' RIGHTS.

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

     11.1 SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. This Lease shall be subject and subordinate to any future mortgage or ground lease on the Property, provided that the Tenant receives as part of such subordination an agreement of non-disturbance and attornment from the holder in form and substance acceptable to any such mortgagee or ground lessor. The Tenant agrees on request of the Landlord to execute, acknowledge and deliver from time to time any reasonable documentation necessary to effectuate the provisions of this SECTION 11.1, and shall execute and return such document within fifteen (15) days of receipt thereof the failure of which shall constitute a default hereunder, upon the expiration of five (5) days after Landlord has given Tenant notice of such failure unless Tenant shall have complied within said five (5) days. Landlord shall exercise diligent efforts to obtain a non-disturbance agreement from the then current mortgagee of the Property, if any. Any subordination requested from a future mortgagee of the Premises must include a standard and customary form of non-disturbance agreement for the benefit of Tenant.

     11.2 ESTOPPEL CERTIFICATES. The Tenant shall from time to time, upon not less than fifteen (15) days' prior written request by the Landlord, execute, acknowledge and deliver to the Landlord a written certification, with a true and correct copy of this Lease attached thereto, (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications);
(ii) that the Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Landlord or the Tenant under this Lease (or if there are known defaults, setting them forth in reasonable detail);
(iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant has accepted and is in full possession of the Premises (to the extent that the same is true); (vi) the Term, the Commencement Date, and any other relevant dates, and that the Tenant has been in occupancy since the Commencement Date and paying rent since the specified date;
(vii) that, except as set forth in this lease, no monetary or other considerations, including, but not limited to, rental concessions, special tenant improvements or Landlord's assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into this Lease;
(viii) the extent to which the Tenant has exercised the options set forth in
SECTION 2.5; and (ix) such other matters with respect to the Tenant and this Lease as the Landlord may request and as are customarily to be included in such certifications. Failure by Tenant to comply with the terms of this Section 11.2 shall constitute a default hereunder upon the expiration of five (5) days after Landlord has given Tenant notice of such failure unless the Tenant shall have complied within said five (5) days. On the Commencement Date, either party shall, at the request of the other, promptly execute, acknowledge and deliver to the other a statement in writing that the Commencement Date has occurred.

12.  MISCELLANEOUS.

     12.1 NOTICE OF LEASE. The Tenant agrees not to record this Lease, but at the request of either party, the parties shall execute a notice of this Lease in form appropriate for recording, which either party may record or file. If this Lease is terminated before the Term expires, the parties shall execute an instrument in recordable form acknowledging the date of termination and shall record or file the same.

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

     12.2 NOTICES. Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed, if to the Landlord, at both the Landlord's Address and the Landlord's Counsel Address for Notices as set forth in EXHIBIT A or at such other address as may have been specified by prior notice to the Tenant; and if to the Tenant, at the Tenant's Address for Notices, but in each case also at the Tenant's Counsel Address for Notices, or at such other place as may have been specified by prior notice to the Landlord. Any communication so addressed shall be deemed duly given on the earlier of (i) the date received or (ii) on the third business day following the day of mailing if mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) on the first business day following the day sent, if sent by Federal Express or similar nationally recognized, overnight commercial carrier requiring a return receipt, with all charges prepaid. If the Landlord by notice to the Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by the Tenant shall be paid or given to the agent designated until notice to the contrary is received by the Tenant from the Landlord.

     12.3 SUCCESSORS AND LIMITATION ON LIABILITY OF THE LANDLORD. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations on the Tenant's rights set forth herein above, and except that the Landlord and each successor landlord shall be liable only for obligations accruing during the period of its ownership. The obligations of the Landlord shall be binding upon the assets of the Landlord consisting of its equity ownership of the Property but not upon the Landlord personally or the other assets of the Landlord, and neither the Tenant, nor anyone claiming by, under or through the Tenant, shall be entitled to obtain any judgment creating personal liability on the part of the Landlord or enforcing any obligations of the Landlord against any assets of the Landlord other than its equity ownership of the Property.

     12.4 WAIVERS. The failure of the Landlord or the Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by the Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by either party, unless such waiver be in writing signed by such party. No consent or waiver, express or implied by either party to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     12.5 ACCEPTANCE OF PARTIAL PAYMENTS OF RENT. No acceptance by the Landlord of a lesser sum than the Annual Fixed Rent and Additional Rent then due shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of the Landlord or to the Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

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

     12.6 INTERPRETATION AND PARTIAL INVALIDITY. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. The titles of the Articles and Sections are for convenience only and not to be considered in construing this Lease. This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

     12.7 QUIET ENJOYMENT. So long as the Tenant pays Annual Fixed Rent and Additional Rent, performs all other Tenant covenants of this Lease and observes all conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the Premises free of any claims by, through or under the Landlord, subject to Landlord's right to terminate this Lease pursuant to Article 8.

     12.8 BROKERAGE. The Tenant and Landlord both represent and warrant to the other that it has had no dealings with any broker or agent in connection with this Lease other than Fallon, Hines & O'Connor and Grubb & Ellis and each shall indemnify and hold the other harmless from claims for any brokerage commission predicated upon prior dealings with the Landlord or Tenant, respectively, by any broker other than the brokers named in this Section. The Landlord shall be responsible to pay the aforesaid brokers all amounts owed them in connection with the execution of this Lease.

     12.9 SURRENDER OF PREMISES AND HOLDING OVER. The Tenant shall surrender possession of the Premises on the last day of the Term and the Tenant waives the right to any notice of termination or notice to quit. The Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, reasonable wear and tear and damage by fire or other casualty or as a consequence of the exercise of eminent domain excepted, first removing therefrom all goods and effects of the Tenant and, to the extent required or permitted under SECTION 4.2, any leasehold improvements, and repairing all damage caused by such removal. Upon the expiration of this Lease, or, if the Premises should be abandoned by the Tenant, at the time of such expiration or abandonment, if the Tenant or the Tenant's agents, subtenants or any other person should leave any property of any kind or character on or in the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, and individuals and entities deriving their rights through the Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Landlord shall have the right and authority without notice to the Tenant or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant therefor and the proceeds thereof shall belong to the Landlord as compensation for the removal and disposition of such property.

     If the Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, the Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to one and a half (1.5) times the Annual Fixed Rent and the Additional Rent required to be paid under this Lease as of the expiration or termination of the Term. Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Tenant's rights of occupancy. Such payments shall be in addition to and shall not affect or limit the Landlord's right of re-entry, Landlord's right to collect such damages as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.

     12.10 EXHIBITS. EXHIBITS A through EXHIBIT J attached to this Lease are hereby incorporated in and made a part of this Lease.

     12.11 MASTER LEASE. Landlord shall at all times keep the Master Lease in full force and effect, except in connection with the exercise of a termination right in conjunction with a casualty or condemnation of the Premises pursuant to
Section 11 or Section 12 of the Master Lease, or in connection with a termination of the Master Lease pursuant to a purchase of the Property by Landlord. In the event that Landlord purchases the Property or the Premises (whether pursuant to the exercise of a right contained within the Master Lease or otherwise), then in any such event this Lease shall become a direct lease between Landlord and Tenant and shall remain in full force and effect despite the termination of the Master Lease or the merger of the Premises demised by the Master Lease with fee simple title to the Property or the Premises. In the event that the consent of the Master Landlord is required pursuant to this Lease, then Landlord shall use reasonable efforts to obtain such consent from the Master Landlord. If the performance of any obligation of Landlord hereunder requires either the performance of the Master Landlord or the consent of the master Landlord, then Landlord shall exercise reasonable efforts to obtain the same from Master Landlord and shall exercise reasonable efforts to enforce any right that it has under the Master Lease to such performance against Master Landlord.

     12.12 RETAIL USE. The Landlord shall make no retail use of any part of the Property other than a restaurant, coffee shop, or other retail use which is supportive of and compatible with the office use of the Property and is not disruptive of such use. The terms of this section 12.12 shall only be given effect for so long as Tenant occupies all of Building N-2 and is not in default under this Lease.

     12.13 FINANCIAL INFORMATION. For as long as Tenant is a privately held company, Tenant will cooperate with Landlord's request that Tenant provide reasonable information about its own financial status for the benefit of lenders and prospective lenders of Landlord's.

     EXECUTED as an instrument under seal as of the day and year first set forth above.

                                   LANDLORD:

                                   NEWTON TECHNOLOGY PARK LLC

                                   By:  NTP Management Company LLC


                                   By:  /s/ John W. Hueber
                                      ------------------------------------------
                                            John W. Hueber, Manager

                                   TENANT:

                                   ASPECT MEDICAL SYSTEMS, INC.

                                   By:  /s/ J. Neal Armstrong
                                      ------------------------------------------
                                      Name:  J. Neal Armstrong
                                      Title: V.P. + CFO

                                    EXHIBIT A

                                Basic Lease Terms

Annual Fixed Rent for
the Initial Term               Office (54,609 rsf)            Whse (7,000 rsf)              Total         Monthly
---------------------        ----------------------         ---------------------          -------        -------
      Yrs 1-2*               832,787 (15.25 Sq. ft.)        70,000 (10 Sq. ft.)            902,787         75,232
      Yrs 3-4                860,092 (15.75 Sq. ft.)        73,500 (10.50 Sq. ft.)         933,592         77,799
      Yrs 5-6                887,396 (16.25 Sq. ft.)        77,000 (11 Sq. ft.)            964,396         80,366
        Yr 7                 914,701 (16.75 Sq. ft.)        80,500 (11.50 Sq. ft.)         995,201         82,933

* From the Lease Commencement Date through August 31, 2000, the Annual Fixed Rent shall be $634,537 (or $52,878 per month)

INITIAL TERM:            Approximately 7 Years, commencing on the Commencement Date (as defined in SECTION
                         2.6 of the Lease) and expiring on the last day of the calendar month in which the
                         7th anniversary of the Commencement Date falls (unless sooner terminated pursuant to the Lease)

LANDLORD'S:              ADDRESS:
                         c/o Crosspoint Associates, Inc.
                         217 West Central Street
                         Natick, Massachusetts 01760
                         Attention: John W. Hueber
                                           and James F. Carlin, III

LANDLORD'S COUNSEL       Kotin, Crabtree & Strong, LLP
ADDRESS FOR NOTICES:     One Bowdoin Square
                         Boston, Massachusetts 02114
                         Attn:  Dolph J. Vanderpol, Esquire

PREMISES:                Building N2, 141-43 Needham Street, Newton, Massachusetts, consisting of 61,609 rentable square feet as shown on the floor plan attached as EXHIBIT D.

RENTABLE FLOOR AREA      61,609 square feet
OF THE PREMISES:

PERMITTED USES:          Business and administrative offices, warehouse, storage, manufacturing research and development activities, subject to the other terms and conditions of this Lease, expressly EXCLUDING, without limitation, any (i) retail use, (ii) any manufacturing use which is injurious, noxious or offensive to the neighborhood by reason of noise, smoke, odor, gas, dust or similar objectionable features, or dangerous to the neighborhood on account of fire or any other cause and (iii) any recombinant DNA research for which a special permit has not been obtained in accordance with Section 30-13 (b) of the Newton Zoning Ordinance or any successor provision thereto and all such uses to be subject in all events to applicable laws, ordinances and regulations, and to the Master Lease. If Tenant utilizes any or all of the warehouse space for office, R&D, or administrative purposes after the Initial Term Tenant shall pay rent for this space at the rate then applicable for the office space as indicated above.

TENANT'S                 141-143 Needham Street
ADDRESS FOR NOTICES:     Newton, Massachusetts 02164
                         Attention:  Neal J. Armstrong

TENANT'S COUNSEL         Hale and Dorr LLP
ADDRESS FOR NOTICES:     60 State Street
                         Boston, Massachusetts 02109
                         Attention: Jeffrey A. Hermanson, Esquire

                                    EXHIBIT B

                          Legal Description of the Land

     A certain parcel of land with the buildings thereon situated in Newton, Middlesex County, Commonwealth of Massachusetts, being shown as a lot containing 486,128 square feet more or less on a plan entitled "Plan of Land in Newton Mass", dated August 4, 1967, by Edward F. Carney, Registered Surveyor, bounded and described, as shown on said plan, as follows:

SOUTHEASTERLY       by Needham Street, 843.87 feet;

SOUTHWESTERLY       by land now or formerly of Dearfoot Farms Co., formerly
                    National Dairies Co., 701.55 feet;

NORTHWESTERLY       by land of N.Y.N.H. & Hartford Railroad, 790.79 feet;

NORTHERLY           by land now or formerly of New England Concrete Pipe Co.,
                    176.05 feet; and

NORTHEASTERLY       by land now or formerly of said New England Concrete Pipe
                    Co., 492.74 feet

                                    EXHIBIT C

                                    SITE PLAN

                                    EXHIBIT C










                            [DEPICTION OF SITE PLAN]

                                    EXHIBIT D

                                   FLOOR PLAN

                                    EXHIBIT D

                       NEWTON TECHNOLOGY PARK, BUILDING 2










                            [DEPICTION OF FLOOR PLAN]

                                    EXHIBIT E

                              RULES AND REGULATIONS

I.   The following regulations are generally applicable:

     (a) The public sidewalks and parking areas and other Property Common Areas shall not be obstructed or encumbered by Tenant or used for any purpose other than their intended use.

     (b) No awnings, curtains, blinds shades, screens or other projections shall be attached to or hung on any outside wall of any of the Buildings.

     (c) No show cases or other articles shall be put in front of or affixed to any part of the exterior of any of the Buildings.

     (d) Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with Tenant's business.

     (e) Tenant must, upon the termination of its tenancy, deliver to the Landlord all locks, cylinders and keys for the interior and exterior of the Premises.

     (f) Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of neighboring buildings or premises or those having business with them.

     (g) The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     (h) The Landlord shall have the right, exercisable upon thirty days prior notice to Tenant and without liability to any tenant, to change the name and street address of the Buildings; however, in the event of any such change made by the Landlord, Landlord shall reimburse Tenant for the reasonable expenses incurred by Tenant in changing its letterhead, business cards and other stationary;

II. The following regulations are applicable to any additions, alterations or improvements being undertaken by or for Tenant in the Premises:

     A.   GENERAL

          1. All alterations, installations or improvements ("Alterations") to be made by Tenant in, to or about the Premises shall be made in accordance with the requirements of the Lease itself as further modified by this Exhibit and by contractors or mechanics approved by Landlord.

          2. Tenant shall, prior to the commencement of any work other than Minor Alterations ("Major Alterations"), submit for Landlord's written approval, complete plans for any Alterations, although in the case of Minor Alterations such plans may simply be schematic plans and need not be certified to by an architect or engineer.. Drawings are to be complete with full details and specifications for all of the Major Alterations. (Drawings presented for Landlord's review need not include detailed layout or mapping of voice and data cables.)

          3. Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

          4. No work shall be permitted to commence without the Landlord being furnished with a valid permit and all other necessary approvals from agencies having jurisdiction (to the extent but only to the extent that same are required to commence and perform the alterations).

          5. All demolition, removals or other categories of work that may inconvenience other tenants or disturb Property operations must be scheduled in advance and performed before or after normal working hours and Tenant shall provide the Landlord with at least 24 hours' notice prior to proceeding with such work; however, any such demolition, removal and other categories of work that are conducted entirely inside Building N2 may be performed during normal working hours but shall be performed so as to minimize disruption to other tenants to the maximum extent possible, and any related delivery or removal of materials shall take place at the loading dock at the back of Building N2.

     B.   PRIOR TO COMMENCEMENT OF WORK

          1. Tenant shall submit to the Landlord a request to perform the work. The request shall include the following enclosures:

          (i) A list of Tenant's contractors and/or subcontractors for Landlord's approval.

          (ii) A complete set of plans and specifications properly stamped by a registered architect or professional engineer, if required under this Lease.

          (iii) A properly executed building permit application form if required.

          (iv) Four executed copies of the Insurance Requirements agreement in the form attached to these Tenant's Work Requirements as Exhibit IR from Tenant's contractor and if requested by Landlord from the contractor's subcontractors.

          (v) Contractor's and subcontractor's insurance certificates including an indemnity in accordance with the Insurance Requirements agreement.

     In connection with Minor Alterations, Tenant shall provide Landlord with prior written notice of the nature and timing of such Minor Alterations as well as copies of plans and specifications, if any, concerning such modifications.

          2.   Landlord will return the following to Tenant:

          (i) Two sets of plans approved or a disapproval with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental agencies).

          (ii) Two fully executed copies of the Insurance Requirements agreement.

          3. To the extent required to perform any Alterations, Tenant shall obtain a building permit and other necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord's representative during normal business hours and upon no less than twenty four (24) hours advance notice except in the case of emergencies for which no advance notice shall be required.

     C.   REQUIREMENTS AND PROCEDURES

          1.   Tenant's contractor shall:

          (i)  have a superintendent or foreman on the Premises at all times;

          (ii) police the job at all times, continually keeping the Premises orderly;

          (iii) minimize disruption to other tenants.

          2. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work arising from such negligence.

          3. Upon completion of the Alterations, and to the extent required by applicable law for the lawful occupancy of the Alterations Tenant shall submit to Landlord an unconditional certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

          4. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail.

          5. Additional and differing provisions in the Lease (including without limitation the provisions of Article 4 thereof),if any, will be applicable and will take precedence.

          6. Landlord's approval of the plans, drawings, specifications or other submissions in respect of any work, addition, alteration or improvement to be undertaken by or on behalf of Tenant shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

                           Attachment IR to Exhibit E
                       CONTRACTOR'S INSURANCE REQUIREMENTS

Building:
          -----------------------------------------------------

Landlord:
          -----------------------------------------------------

Tenant:
          -----------------------------------------------------

Premises:
          -----------------------------------------------------

The undersigned contractor or subcontractor ("CONTRACTOR") has been hired by the tenant or occupant (hereinafter called "TENANT") of the Building named above (or by Tenant's contractor) to perform certain work ("WORK") for Tenant in the Building identified above. Contractor and Tenant have requested the undersigned landlord ("LANDLORD") to grant Contractor access to the Building and its facilities in connection with the performance of the Work, and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

     1. Contractor agrees to indemnify and save harmless the Landlord, and its officers, employees and agents and their affiliates, subsidiaries and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, including consequential damages, to the extent that such injuries to person or property are claimed to be due to negligence of the Contractor except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law). [Landlord agrees to revise this Section to the extent reasonably requested by Contractor].

     2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

          (a) Workmen's Compensation and Employers, Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for by applicable law.

          (b) Comprehensive General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

               Personal Injury:

               $3,000,000 per person
               $10,000,000 per occurrence

               Property Damage:
               $3,000,000 per occurrence $3,000,000 aggregate

               In the case of Minor Alterations, the Personal Injury limits may be reduced to $1,000,000 per person and $5,000,000 per occurrence.

          (c) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

               Bodily Injury:
               $1,000,000 per person
               $1,000,000 per occurrence

               Property Damage:
               $1,000,000 per occurrence

     Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation of any of the foregoing policies.

     3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

          (a) Comprehensive General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

          (b) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

     Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

     Agreed to and executed this ____ day of __________, 1999.

                                   Contractor:

                                   By:
                                      ------------------------------------------

                                   By:
                                      ------------------------------------------

                                   By:
                                      ------------------------------------------

                                    EXHIBIT F

                       EXCLUSIONS FROM OPERATING EXPENSES

(1) costs of repairs or replacements to the extent reimbursed by insurance, other tenants of the Property or other third parties or resulting from eminent domain takings to the extent covered by the award;

(2) Real Estate Taxes on the Property, and any costs which have been previously included in Operating Expenses (whether under the same or a different category);

(3) financing and refinancing costs in respect of any mortgage or ground lease placed upon the Property, including debt service, amortization, points and commissions in connection therewith and rent or other charges payable under any ground or underlying lease (including, without limitation, the Master Lease);

(4) costs of selling or syndicating any of Landlord's interest in the Premises and/or the Property;

(5)  brokerage fees or commissions;

(6) costs incurred in connection with Landlord's preparation, negotiation and enforcement of remedies under leases and disputes with tenants and other leasing costs, including, without limitation court costs and attorneys' fees and disbursements in connection with any summary proceeding to dispossess any tenant; the cost of any disputes, including, without limitations, legal fees, between Landlord, any employee or agent of Landlord, or any mortgagees or ground lessors of Landlord; costs (including, without limitation, attorneys' fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from tort liability; and legal or other expenses incurred for the maintenance of the Landlord entity or in connection with a transfer or proposed transfer of an interest in any of the Buildings, Land or Landlord;

(7) rent, additional rent or other charges under any space lease or sublease assumed from a tenant or subtenant;

(8) interest or penalties for any delinquent payments by Landlord unless and to the extent resulting from the Tenant's failure to pay, when and as due, the Tenant's Operating Expenses Allocable to the Premises (in which case the Tenant shall be responsible for 100% of such interest or penalties);

(9) the cost of making leasehold improvements and decorations to any leasable space including, without limitation, to prepare the same for occupancy by a tenant thereof, or thereafter for the benefit of a particular tenant or tenants and the cost of advertising and promotional expenditures in connection with Landlord's leasing of the Property;

(10) services performed for or provided to any tenant to the extent the same exceeds the level of services which Landlord is required to furnish under this Lease;

(11) any expenditures on account of Landlord's acquisition of air or similar development rights unless said development rights provide additional parking or amenities for the benefit of all Tenants;

(12) the cost of capital improvements or replacements in excess of the amortization therefor on a straight-line basis over the useful life of the item as determined by taking the average of the useful life as determined by industry standards and as determined in accordance with generally accepted accounting principles, consistently applied, together with interest on the unamortized balance at Landlord's actual borrowing rate on funds borrowed for the purpose of constructing such capital improvements or replacements;

(13) costs of constructing additions to any existing buildings on the Property, or new buildings on the Property, or otherwise further developing additional rentable space on the Property;

(14) Landlord's depreciation of the Buildings or other improvements or amortization of personal property or equipment, except as provided in clause (12) above;

(15) repairs necessitated by the negligence or willful misconduct of Landlord or its employees, agents and contractors;

(16) any amounts payable by Landlord by way of indemnity or for damages, including without limitation, damages for any default, breach, claim, judgement, settlement or late payment, or any amounts payable by Landlord which constitute a fine, interest on a late payment or penalty unless such payment results either from late payment by a tenant of the Property or by a default by a tenant of an obligation under its lease;

(17) the cost of providing any utility to any portion of the Property (other than the Property Common Areas) to the extent that the same is separately metered to or separately payable by Tenant unless the cost is incurred at the specific request of the Tenant.

(18) the cost of providing any service to Tenant for which Landlord shall receive direct payment from the Tenant;

(19) salaries of executives or principals of Landlord;

(20) compensation paid to clerks, tenants or other persons in commercial concessions operated by Landlord; and

(21) any cost relating to hazardous materials, including, without limitation, asbestos not resulting from action of Tenant; however, the administrative costs of complying with the Operations and Maintenance Manual and other administrative expenses related to complying with legal obligations concerning the presence and maintenance of the asbestos on the Property shall be included in Operating Expenses, but all costs relating to the actual abatement, remediation or removal thereof shall be excluded from Operating Expenses.

                                    EXHIBIT G

                                 LANDLORD'S WORK

                                    EXHIBIT G

                              CROSSPOINT ASSOCIATES








                           [DEPICTION OF WINDOW PLAN]

                                    EXHIBIT H

                                  Master Lease

                                      LEASE



                                     BETWEEN



                       SECOND BROMFIELD PROPERTIES, INC.,
                                    AS LESSOR



                                       AND



                                 HONEYWELL INC.
                                    AS LESSEE



                            DATED AS OF JULY 25, 1967

     THIS LEASE AGREEMENT, dated as of July 25, 1967, between SECOND BROMFIELD PROPERTIES, INC., (the Lessor), a Delaware corporation, having an address at c/o Wood, Struthers & Winthrop, 20 Exchange Place, New York, New York 1000S, as lessor, and HONEYWELL, INC. (the Lessee), a Delaware corporation, having its principal office at 2701 Fourth Avenue South, Minneapolis, Minnesota 555408, as lessee.

                                WITNESSETH THAT:

     The Lessor does hereby demise, lease and let unto the Lessee, the office buildings and engineering facility described in Schedule A attached hereto, together with all buildings, structures and other improvements now or hereafter located on such premises (the building or buildings and the land upon which such building or buildings are situated are herein called the "Leased Premises"), subject to such of the exceptions, if any, set forth in such Schedule A as shall at the time be in effect and applicable to the Leased Premises;

     TO HAVE AND TO HOLD the Leased Premises unto the Lessee, its successors and assigns for an interim term commencing an August 10, 1967, and ending at midnight, September 30, 1967 (the Interim Term) and a primary term commencing an October 1, 1967, and ending at midnight, September 30, 1987 (the Primary Term), and thereafter, the Lessee shall have the right and option to extend this Lease for eight consecutive extended terms (the Extended Terms) unless and until this Lease shall be sooner terminated pursuant to any conditional limitation or condition herein set forth Each Extended Term shall commence an the day immediately succeeding the expiration date of the next proceeding term of this Lease and shall end at midnight on the day immediately preceding the fifth anniversary of the first day of such Extended Term. The Lessee shall exercise its right to extend this Lease for any Extended Term by giving notice of such extension to the Lessor not less than 180 days prior to the expiration of the then existing term of this Lease. The Lessee shall yield and pay for such term the respective amounts set forth in Schedule B hereof (the Basic Rent) an the dates set forth in said Schedule (the Basic Rent Payment Dates). The Basic Rent and other sums payable by the Lessee hereunder shall be payable in lawful money of the United States of America at the Lessor's address set forth above or to such agent or person or persons or at such other address as the Lessor from time to time may designate.

     It is mutually agreed and understood between the Lessor and the Lessee as follows:

                        1. ADDITIONAL PAYMENTS BY LESSEE

          (a) As additional rent, the Lessee shall pay when due and payable, and before any fine, penalty, interest or cost may be added for nonpayment, all taxes, assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term hereof), ground rents, water, sewer and other rents, excises, levies, fees and charges of every character, whether general or special, ordinary or extraordinary, or foreseen or unforeseen (including all interest and penalties thereon), which at any time during the term of this Lease may be assessed, levied or imposed against or in respect of or be a lien upon the Leased Premises or any part thereof or any estate, right or interest therein or any rents therefrom or any occupancy, use or possession of or activity hereof, other conducted on the Leased Premises, or any part than income or franchise taxes of the Lessor (except that the Lessee shall pay all permit, license or similar fees and charges imposed upon the Lessor by reason of its being engaged in the business of owning and leasing the Leased Premises and all gross receipts and similar taxes applicable to the Lessor's receipt of rents hereunder levied by the jurisdiction in which the Leased Premises are located), and the Lessee will furnish the Lessor, promptly upon request, with official receipts or other satisfactory proof evidencing such payment. All such items levied during the first and last year of the term of this Lease shall be prorated between the parties in accordance with the number of days of the Lessee's actual tenancy under this Lease. All installments of such items falling due during and before expiration of the term hereof shall be paid by the Lessee and all such installments falling due after expiration of the lease term shall be the responsibility of the Lessor.

          (b) During such term, the Lessee shall pay all water rates assessed for water used and all gas and electric bills and other utility charges at the time such charges become due and payable.

          (c) The Lessee will pay, upon demand, interest at the rate of 7% per annum an all overdue installments of Basic Rent and all other sums payable to the Lessor hereunder, from the due date thereof until payment.

          (d) it is the purpose and intent of the parties hereto that the Basic Rent herein reserved, shall be absolutely not to the Lessor without deduction of any kind, and that all costs, fees, charges, expenses and obligations of every kind relating to the Leased Premises shall be paid and discharged by the Lessee, except certain income and franchise taxes of the Lessor as aforesaid.

          (e) In the event of any failure an the part of the Lessee to pay any additional rent or other sums payable hereunder, the Lessor shall have all of the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise in the case of nonpayment of the Basic Rent.

                            2. NO COUNTERCLAIM, ETC.

     The Basic Rent, additional rent and all other sums payable by the Lessee hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of the Lessee hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided in this Lease) by reason of any occurrence whatsoever, including, without limitation: (a) any damage to or destruction of or any condemnation or taking of the Leased Premises or any part thereof; (b) any restriction or prevention of or interference with any use of the Leased Premises or any part thereof; (c) any title defect or encumbrance or any eviction from the Leased Premises or any part thereof by title paramount or otherwise; (d) any amendment or modification of or supplement to any instrument evidencing, securing or relating to any indebtedness of the Lessor or any assignment or transfer of any thereof, or any furnishing or acceptance of additional security, or any release of any security, for any such indebtedness;
(e) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or any assignment or transfer of any thereof; (f) any default by the Lessor under, or any invalidity of, or any irregularity or any other defect in, any such instrument; (g) any transfer of the assets of the Lessor to, or any consolidation or merger of the Lessor with or into, any other person or corporation (including the Lessee), or any disposition by the Lessee of any shares of stock of the Lessor; (h) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Lessor, or any action taken with respect to this Lease by any trustee or receiver of the Lessor, or by any court, in any such proceeding; (i) any claim which the Lessee has or might have against the Lessor; (j) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement with the Lessee; or (k) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not the Lessee shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, the Lessee waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Leased Premises or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of the Basic Rent, additional rent or any other sum payable by it hereunder.

                        3. TRANSFER OF LESSOR'S INTEREST.

          (a) The Lessor may at any time or from time to time assign, by way of mortgage, deed of trust, pledge or otherwise any or all of its rights and interest, in whole or in part, as lessor under this Lease, and from and after receipt of written notice of any such assignment by the Lessee, (i) the assignee may enforce any and all of the terms of this Lease, to the extent so assigned, as though the assignee had been a party hereto, (ii) no action or failure to act on the part of the Lessor shall adversely affect or limit any rights of the assignee (iii) no Assignment shall release the Lessor from any of its obligations under this Lease or constitute an assumption of any such obligations an the part of the assignee, (iv) no amendment or Modification of this Lease and no waiver or consent hereunder shall be valid unless joined In writing by the assignee, (v) no Basic Rent may be prepaid prior to the due date thereof without the prior written consent of the assignee, and (vi) all notices, demands, consents, requests, approvals and other instruments given by the Lessee hereunder shall also be delivered to the assignee. All the rights and interests of the assignee herein shall be terminated upon the termination of such assignment in the manner specified in the instrument affecting such assignment.

          (b) This Lease shall not be subject or subordinate in any respect to any conveyance, mortgage or dead of trust which may now or hereafter be placed on or affect the Leased Premises.

                              4. CONDITION AND USE.

          (a) The Lessee is fully familiar with the condition of the Leased Premises, has received the same in good condition and agrees that the Leased Premises comply in all respects with any requirements of this Lease. The Lessor makes no representation or warranty with respect to the condition of the Leased Premises or their fitness or availability for any particular use and shall not be liable for any latent or other defect therein.

          (b) The Lessee may use the Leased Premises for any lawful purpose and will not do or permit any act or thing which in contrary to any requirement of law or which might impair the value of the Leased Premises or any part thereof or which constitutes a public or private nuisance or waste.

                                5. REPAIRS, ETC.

          (a) The Lessee shall at all times during the term of this Lease, at its sole cost and expense, keep the whole and every part of the Leased premises and the adjoining side-walks, curbs, fences and vaults, if any, in good order and condition, and shall promptly make all necessary or appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary foreseen or unforeseen. All repairs, replacements and renewals shall be equal in quality and class to the original work, and the Lessee shall, upon the expiration of this Lease, deliver up the Leased Premises in as good condition and repair as received, reasonable wear and tear excepted.

          (b) The Lessee, at its sole cost and expense, will do or cause others to do all shoring of the foundations and wall of any building or other improvement included in the Leased Premises or of the ground adjacent thereto, and every other act, necessary or appropriate for the preservation and safety thereof by reason of or in connection with any excavation or other building operation upon the Leased Premises or any adjoining property, whether or not the owner of the Leased premises shall, by any requirement of law, be required to take such action or be liable for failure to do so.

          (c) The Lessee shall have the right, during the term of this Lease, at its sole cost and expense, at any time or from time to time, to make in or with respect to the Leased Promise such additions, alterations, repairs and improvements as it shall see fit to make, including the right to enlarge any building located on the Leased Premises, install such additional fixtures, equipment, machinery and appliances as it may require, provided that if any additions, alterations or improvements shall change the general character of the Leased Premises or substantially change the basic structure of any building or other improvement included therein or adversely affect the value of the Leased Premises, the prior written approval of the Lessor shall be obtained.

                              6. INSPECTION, ETC.

          (a) The Lessor and any assignee of the Lessor and their authorized representatives may, at all reasonable times during the term of this Lease upon three (3) days' prior written notice, inspect the Leased Premises or any part thereof. Neither the Lessor nor any such assignee shall have any duty to make or incur any liability or obligation for not making any such inspection.

          (b) The Lessor may, at all reasonable times during the term of this Lease, upon three (3) days' prior written notice, enter upon the Leased Premises for the purpose of showing the same to prospective purchasers, and, during the final twelve (12) months of such term, to prospective lessees, and may display an the Leased Premises during such periods, in a manner not unreasonably to interfere with the business of the Lessee, the usual "For Sale" and "For Let" signs.

                         7. FIXTURES AND IMPROVEMENTS.

     All of the buildings and improvements installed or placed on the Leased Premises by the Lessee at any time during the term of this Lease, including alterations, repairs and improvements, are to become part of the Leased Premises and remain thereon at the expiration or termination of this Lease, however occurring, provided that the facilities and fixtures, including, without limitation, the air-conditioning equipment, heating equipment and electrical lines, feeders, transformers and equipment and the electrical lighting fixtures and all counters, shelving and movable partitions, heretofore or hereafter installed by or the expense of the Lessee in, to or on the Leased Premises, and any renewals or replacements thereof, and all other erections, additions and/or improvements made to, in or an the Leased Premises by and at the expense of the Lessee and susceptible of being removed from the Leased Premises without substantial injury thereto (Facilities and Fixtures), shall remain the property of the Less and the Lessee shall be entitled to remove the same or any part thereof at any time or times during the Primary Term of the Lease and any Extended Terms thereof, but the Lessee shall repair at its own expense any damage done to the Leased Premises in the course of such removal, and any Facilities and Fixtures not so removed shall become the property of the Lessor without any payment therefor by the Lessor. The Lessor's signs, if any, located on the Leased Premises at the expiration or termination of this Lease a be purchased by the Lessee at such time by payment of one dollar in cash to the Lessor and may similarly be removed.

                             8. LESSEE'S COVENANTS.

     The Lessee covenants and agrees in each case, whether or not compliance therewith or conformity thereto shall require structural changes in any building or other improvement included in the Leased Premises, or in any sidewalk, curb, fence or vault, if any, adjoining the Leased Premises, or shall interfere with the use and enjoyment of the Leased Premises, or any part thereof, (i) to pay, at the times and in the manner herein provided, all taxes, assessments, rents, excises levies, fees and other governmental charges and utility charge and insurance premiums, payable by it hereunder; (ii) to comply with all laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, regulations, rules, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary; (iii) to comply with all instruments of record which now or at any time hereafter may be applicable to the Leased premises or any part thereof, or any of the adjoining sidewalks, curbs, fences and vaults, if any, or the ownership or use of any thereof; and (iv) to conform to all requirements of all policies of insurance covering the Leased Premises or insuring the Lessor or the Lessee in connection therewith; and (v) not to do or permit to be done on or in connection with the Leased premises any act or thing which might impose any liability or responsibility upon the Lessor or subject the Leased Premises to any mortgage, lien, encumbrance or charge, other than the exceptions referred to in Schedule A hereto and any mortgage or deed of trust created by the Lessor to secure indebtedness incurred in connection with its acquisition of the Leased Premises, and to discharge, any such mortgage, lien, encumbrance or charge which may arise. Notwithstanding anything to the contrary contained in the previous sentence, the Lessee in good faith, at its own expense and in a lawful and diligent manner, may contest (in the case of any item of importance, after prior written notice to the Lessor) the propriety of any such tax, assessment, rent, excise, levy, fee or charge or the validity, effect, operation or application of any such law, statute, code, ordinance, order, judgment, decree, injunction, regulation, rule, permit, license, authorization, direction, requirement or instrument. The Lessee agrees that every such contest shall be by appropriate proceedings which shall operate during the pendency thereof to prevent (i) except as set forth hereafter the collection of, or other realization upon, such tax, assessment, rent, levy, fee, rent or charge or lien encumbrance; (ii) the sale, forfeiture or loss of the Leased Premises, or any part thereof, or the Basic Rent or any additional rent, or any portion thereof, (iii) any interference with the use and occupancy of the Leased Premises or any part thereof; and (iv) any interference with payment of the Basic Rent or any additional rent, or any portion thereof. The failure to comply with the provisions of the first sentence of this Section 8 during the period of such contest shall not constitute a default hereunder. If, upon termination of any such contest, payment of or compliance with the contested item is required, the Lessee shall pay or comply with the same forthwith. The Lessee shall indemnify and save harmless the Lessor from all liability for fines, penalties, forfeitures and like charges imposed upon it by reason of any such contest or of the Lessee's noncompliance during the period thereof. In case of a tax contest, the Lessee shall first pay said tax under protest and in case of contest of any other item, shall furnish to the Lessor, if requested, an indemnity bond in an amount reasonably satisfactory to the Lessor executed by the Lessee and a surety company reasonably satisfactory to the Lessor or, at Lessee's option, deposit moneys with the Lessor in such an amount as shall be reasonably necessary to indemnify the Lessor as aforesaid.

                            9. INDEMNIFICATION, ETC.

          (a) The Lessee will protect, indemnify and save the Lessor harmless from and against any and all liabilities, claims, damages, penalties, Causes of action, costs and expense (including reasonable attorneys' fees and expenses) of any nature arising from any accident, injury to or death of persons or loss of or damage to property occurring on the Leased Premises or on adjoining sidewalks, curbs, fences or vaults, if any, or in any manner growing out of or connected with the Lessee's use and occupancy of the Leased Premises or the condition thereof or of the adjoining sidewalks, curbs, fences or vaults, if any, during the term of this Lease. In case any action, suit or proceeding is brought against the Lessor by reason of any such occurrence, the Lessee, upon the request of the Lessor, will at the Lessee's expense resist and defend such action, suit or proceeding, or cause the now to be resisted and defended by counsel designated by the Lessee and subject to the reasonable approval of the Lessor. The obligations of the Lessee under this section shall survive any termination of this Lease.

          (b) Nothing contained in this Lease shall constitute any consent or request by the Lessor, express or implied, for the performance of any labor or services or the furnishing of any materials or other property with respect to the Leased Premises, nor be construed as giving the Lessee any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion an would permit the making of any claim against the Lessor in respect thereof.

                                 10. INSURANCE.

          (a) The Lessee will at all times maintain insurance on the Leased Premises of the following character:

          (i) insurance against loss or damage by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage and other risks from time to time included under "extended coverage" policies and such other risks as are or shall customarily be insured against with respect to property that is similar to the Leased Premises, in amounts sufficient to prevent the Lessor or the Lessee from becoming a co-insurer of any long under the applicable policies, but in any event in amounts not less than the full insurable value of the Leased Premises. The term "full insurable value", as used herein, means actual replacement value less physical depreciation.

          (ii) general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises and the adjoining streets, sidewalks and passageways, such insurance to afford protection to the Lessor of not less than $500,000 with respect to bodily injury or death to any one person, not less than $1,000,000 with respect to any one accident, and not less than $500,000 with respect to property damage. Policies for such insurance shall be for the mutual benefit of the Lessor and the Lessee and, to the extent obtainable, the Mortgages, under the Mortgage hereinafter referred to.

          (iii) workmen's compensation insurance covering all persons employed in connection with any work done on or about the Leased Premises in connection with which claims for death or bodily injury could be asserted against the Lessor, the Lessee or the Leased Premises, provided that in lieu of such insurance, the Lessee may furnish the Lessor with satisfactory evidence that the Lessee has adopted a satisfactory method for the payment of compensation permitted by the laws of the state in which the Leased Premises is located.

          (iv) such other insurance on the Leased Premises in such amounts and against such other insurable hazards which at the time are commonly obtained in the case of property similar to the Leased Premises, including war risk insurance when and to the extent obtainable from the United States Government or an agency thereof. Such insurance shall be written by Companies of recognized financial standing which are authorized to do an insurance business in the state in which the Leased Premises is located and such insurance shall name as the insured parties thereunder the Lessor and the Lessee, as their interest may appear. Such insurance may be obtained by the Lessee by endorsement an its blanket insurance policies provided that such blanket policies fulfill the requirements specified above in this paragraph 10(a). The Lessor shall not be required to prosecute any claim against any insurer or to contest any settlement proposed by any insurer, provided, however, that the Lessee may, at its sole cost and expense, prosecute any such claim or contest any such settlement, and in such event the Lessee may bring any such prosecution or contest in the name of the Lessor, the Lessee, or both and the Lessor will join therein at the Lessee's written request upon the receipt by the Lessor of an indemnity from the Lessee against any and all costs, liabilities and expenses in connection with such prosecution or contest. Notwithstanding any of the provisions of this paragraph 10(a), so long as the Lessee shall, in accordance with sound accounting practices, maintain self-insurance reserves against loss or damage from the risks required to be insured against pursuant to clause (i) of this Section 10(a), the Lessee may, in lieu of insuring the Leased Premises as provided above be and become a self-insurer thereof to the extent of up to $10,000 of the insurable value of the Leased Premises.

          (b) insurance claims by reason of damage or destruction to any portion of the Leased Premises shall be adjusted by the Lessee, but the Lessor shall have the right to join with the Lessee in adjusting any such loss. If the entire amount of any proceeds paid pursuant to such claims shall not exceed $50,000 then such proceeds shall be payable to the Lessee. If the entire amount of any proceeds paid pursuant to such claims shall exceed $50,000, such proceeds shall be paid to the Lessee by the recipient thereof but only upon certificates of the Lessee, signed by the Treasurer or Vice President of the Lessee, delivered to the Lessor from time to time an the work of rebuilding, replacing and repairing the damage or destruction to the Leased Premises required by paragraph 11(b) progresses. Upon completion of such work any remaining proceeds will be paid to the Lessee upon delivery to the Lessor of a certificate of the Lessee, signed by the Treasurer or a Vice President thereof, to the effect that such work has been completed and complies with the requirements of paragraph 11(b). No payment of any proceeds shall be made to the Lessee pursuant to this paragraph 10(b) if any default shall have happened and be continuing under this Lease unless and until such default shall have been cured or removed.

          (c) Every such insurance policy shall bear a first mortgagee endorsement in favor of any mortgagee or mortgagees of the Leased Premises (herein, together with any assignee of said mortgagee's or mortgagees' interest in the Mortgage hereinafter referred to, called the Mortgagees) under a mortgage, deed of trust, indenture of mortgage and deed of trust or other similar security instrument covering the Leased Premises (herein called the Mortgage), and any loss under any such policy shall be made payable to the Mortgagees, provided, however, that any recoveries under any of said policies shall be applied by the mortgagees, in the manner provided in paragraph 10(b). Every such policy shall contain, to the extent obtainable, an agreement by the insurer that it will not cancel such policy except after 10 days' prior written notice to the Lessor and to the Mortgagees and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of the Lessor or the Lessee which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) the occupation or use of the Leased Premises for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Mortgagees or either of them pursuant to any provision of the mortgage upon the happening of an event of default, an defined therein, or (iii) any change in title or ownership of the Leased Premises.

          (d) The Lessee shall deliver to the Lessor promptly after the execution and delivery of this Lease the original or duplicate policies or certificates of the insurers, satisfactory to the Mortgagees, if any, evidencing all the insurance which is then required to be maintained by the Lessee hereunder, and the Lessee shall, within 30 days prior to the expiration of any such insurance, deliver other original or duplicate policies or other certificates of the insurers evidencing the renewal of such insurance. Should the Lessee fail to effect, maintain or renew any insurance provided for in this paragraph 10, or to pay the premium therefor, or to deliver to the Lessor any of such policies or certificates, then and in any of said events the Lessor, at its option, but without obligation so to do, may, upon 5 days' notice to the Lessee of its intention so to do, procure such insurance, and any sums expended by it to procure any such insurance shall be additional rent hereunder and shall be repaid by the Lessee within 5 days following the date an which such expenditure shall be made by Lessor.

          (e) The Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this paragraph 10 to be furnished by the Lessee unless the Lessor is included therein an a named insured, with loss payable as in this Lease provided. The Lessee shall immediately notify the Lessor whenever any such separate insurance is obtained and shall deliver the policy or policies or certificates evidencing the same.

                           11. DAMAGE OR DESTRUCTION.

          (a) If, during the term of this Lease, any building or other improvement included in the Leased Premises is partially damaged or destroyed by fire, the elements or any other cause, the Lessee shall, whether or not the insurance proceeds, if any, an account of such damage or destruction are sufficient for the purpose, at its expense repair or rebuild the same within a reasonable time as nearly as possible to its value, condition and character immediately prior to such damage or destruction, and there shall be no abatement of rent during the time of repair or rebuilding.

          (b) If the Leased Premises shall be substantially damaged or destroyed in any single casualty so that the Leased Premises shall be unsuitable for restoration for the Lessee's continued use and occupancy in the Lessee's business, then at the Lessee's option, in lieu of rebuilding, replacing and repairing the Leased Premises an provided in this Lease, the Lessee may give notice to the Lessor, within 30 days after the occurrence of such damage or destruction, of the Lessee's intention to terminate this Lease an any business day specified in such notice which occurs not less than 60 nor more than 120 days after the date of such damage or destruction, provided that such notice shall be accompanied by a certificate of the Lessee, signed by the Treasurer or a Vice President thereof, stating that, in the judgment of the Board of Directors of the Lessee, the Leased Premises are unsuitable for the Lessees's continued use and occupancy and the Lessee's business by reason of such casualty, the Lessee does not intend to rebuild, replace or repair the Leased Premises and the Lessee has discontinued the use of the Leased Premises or intends to discontinue such use within 90 days after such casualty, and provided, further that if such termination date occurs during the interim or Primary Terms, as a part of said notice the Lessee shall give its irrevocable offer to purchase the Leased Premises an such termination date at a price determined in accordance with Schedule C. If the Lessor shall reject such offer to purchase by notice given to the Lessee not later than the 10th day prior to such termination date, or if such termination date occurs during an Extended Term of this Lease, this Lease shall terminate an such date, except with respect to obligations and liabilities of the Lessee under this Lease, actual or contingent, which have arisen an or prior to such date, upon payment by the Lessee of all installments of Basic Rent and all other sums then due and payable under this Lease to and including such date of termination. Unless the Lessor shall have rejected such offer to purchase by notice to Lessee given not later than the 10th day prior to such termination date, the Lessor shall be conclusively presumed to have accepted said offer to purchase, and, if the Lessee shall not be in default under this Lease on such termination date. the Lessor shall transfer and convey the Leased Premises an such date and shall pay over or assign all rights to receive the proceeds of any insurance payable in connection with such dam-age or destruction to the Lessee upon the terms and provisions, set forth in paragraph 14, against payment by the Lessee of the purchase price therefore together with all installments of Basic Rent and all other sums then due and payable under this Lease to and including such date of termination.

          (c) All insurance proceeds received by or payable to the Lessor or any assignee of the Lessor an account of any damage to or destruction of the Leased Premises or any part thereof (less the actual costs, fees and expenses incurred in the collection thereof) shall be applied or dealt with by the Lessor or such assignee, as the case may be, as follows:

          (i) All such proceeds actually received an account of any such damage or destruction other than a Total Destruction shall, unless the Lessee is in default hereunder, be paid over to the Lessee or as it may direct from time to time as the repair or rebuilding progresses to pay (or reimburse the Lessee for) the cost thereof, but only upon the written request of the Lessee accompanied by evidence reasonably satisfactory to the Lessor or such assignee, as the case may be, that the sum requested has been paid or is then due and payable and is a proper item of such cost. Upon receipt by the Lessor or such assignee, as the case may be, of evidence reasonably satisfactory to it that the repair or rebuilding has been completed and the cost thereof paid in full and that there are no mechanic's or similar liens for labor or materials supplied in connection therewith, the balance, if any, of such proceeds shall, unless the Lessee is in default hereunder, be paid over or assigned to the Lessee or as it may direct.

          (ii) All such proceeds received or payable on account of a Total Destruction shall, upon payment of the purchase price for the Leased Premises, be paid over or assigned to the Lessee or as it may direct.

          (d) The Lessee shall give the Lessor prompt written notice of any material damage to or destruction of all or any part of the buildings or other improvements included in the Leased Premises, specifying the particulars of the same in reasonable detail.

                               12. CONDEMNATION.

          (a) If (i) the entire Leased Premises shall be taken in or by condemnation or other eminent domain proceedings pursuant to any law, general or special or (ii) any substantial portion of the Leased Premises which is sufficient to render the remaining portion thereof unsuitable for the Lessee's continued use or occupancy in the Lessee's business shall be taken in or by any such proceedings (any taking of such entire or substantial portion being termed a Total Taking), then the Lessee shall, within 30 days after any such taking, give notice to the Lessor of its intention to terminate this Lease on any business day specified in such notice which occurs not less than 60 nor more than 120 days after such taking. If such date of termination occurs during the interim or Primary Terms, as part of said notice of termination the Lessee shall (A) make an irrevocable offer to purchase the remaining portion of the Leased Premises (or, in case of the taking of the entire Leased Premises, the award payable in connection with such taking or the right to receive the same when made, if no payment thereof has yet been made) on said termination date at a price determined in accordance with Schedule C hereof, and (B) if less than the entire Leased Premises shall have been taken, deliver to the Lessor a certificate of the Lessee, signed by the Treasurer or any Vice President thereof, stating that, in the judgment of the Board of Directors of the Lessee, the portion of the Leased Premises so taken is sufficient to fulfill the conditions got forth in clause (ii) of this Paragraph 12(a), that the Lessee does not intend to repair, rebuild or restore the Leased Premises and that the Lessee had discontinued the use of the Leased Premises or intends to discontinue such use 90 days after such taking. If the Lessor shall reject such offer to purchase by notice given to the Lessee not later than the 10th day prior to such termination date, or if such termination date occurs during an Extended Term of this Lease, this Lease shall terminate on such date, except with respect to obligations and liabilities of the Lessee under this Lease, actual or contingent, which have arisen on or prior to such date, upon payment by the Lessee of all installments of Basic Rent and all other sums then due and payable under this Lease to and including such date of termination. Unless the Lessor shall have rejected such offer to purchase by notice to the Lessee given not later than the 10th day prior to such termination date, the Lessor shall be conclusively presumed to have accepted said offer to purchase, and on such date of termination, the Lessor shall transfer and convey the remaining portion of the Leased Premises, if any, to the Lessee or its nominee upon the terms and provisions set forth in paragraph 14 and shall pay to the Lessee or its nominee the entire award actually received by the Lessor in connection with such taking, less any expenses incurred in collecting such award (such award less such expenses being herein called the "net award"), or, if such award shall not have been received by the Lessor, the Lessor shall assign to the Lessee all its right, title and interest in and to such award, in either case against payment by the Lessee of the purchase price therefor, together with all installments of Basic Rent and all other sums then due and payable under this Lease to and including such date of termination.

          (b) In case of any condemnation Or taking affecting the Leased Premises other than a Total Taking, the Lessee shall, whether or not the awards or payments, if any, on account thereof are sufficient for the purpose, restore the Leased Premises within a reasonable time as nearly as possible to the value, condition and character thereof immediately prior to such occurrence, and this Lease shall remain in full force and effect and there shall be no abatement or reduction of rent as a result thereof.

          (c) The Lessor shall be entitled to all condemnation awards and payments made or payable an account of any such taking, and the Lessee hereby irrevocably assigns, transfers and sets over to the Lessor all rights of the Lessee to any award or payment on account of any such occurrence and irrevocably authorizes and empowers the Lessor, in the name of the Lessee or otherwise, to file and prosecute what would otherwise be the Lessee's claim for any such award or payment and to collect, receipt for and retain the same. Provided that the Lessee is not then in default hereunder, the Lessor shall apply such awards and payments in the manner set forth in paragraph 12 (a), 12 (b) and 12 (f) to the extent any such paragraph may be applicable. The Lessee will pay all reason-able costs, fees and expenses incurred by the Lessor or any assignee of the Lessor in connection with any such occurrence and the seeking and obtaining of any award or payment on account thereof.

          (d) The Lessee shall give the Lessor prompt written notice of any such condemnation or taking or the commencement of any proceedings or negotiations which would result in any such occurrence, specifying the particulars of the same in reasonable detail.

          (e) The foregoing provisions shall also apply in the event of a negotiated sale to a public or quasi-public authority under threat of or in lieu of condemnation, provided that if at the time of any such proposed sale the Lessee is in possession of the Leased Premises, the Lessee's prior consent to ouch sale must be obtained.

          (f) All awards and payments received by or payable to the Lessor or any assignee of the Lessor on account of any condemnation, taking, or negotiated sale in lieu thereof (less the actual costs, fees and expenses incurred in the collection thereof if not paid by the Lessee as hereinabove provided) shall be applied or dealt with by the Lessor or such assignee, as the case may be, as follows:

          (A) All such awards and payments actually received, other than those in respect to a Total Taking, shall be applied as follows:

               (i) Subject to subparagraph (ii) below, such awards and payments shall be applied to pay the cost of restoration of the Leased Premises, such application to be affected substantially in the same manner and subject to the same conditions as provided in the section hereof entitled "Damage or Destruction" with respect to insurance proceeds, except that, in case the total amount of such awards and payments shall not exceed $10,000, such awards and payments shall be paid over to the Lessee, if not in default hereunder, forthwith upon written request therefor and without compliance with any of such conditions.

               (ii) In case of a taking of the Leased Premises for temporary use, such awards and payments shall be held and applied to the payment of Basic Rent, additional rent and other amounts becoming payable by the Lessee hereunder for the period of temporary use, provided that, if any portion of such awards and payments is made by reason of any damage to or destruction of the Leased Premises during such taking for temporary use, such portion shall be hold and applied an provided in subparagraph (i) above after such taking is terminated.

               (iii) The balance, if any, of such awards and payments not required to be held or applied in accordance with the foregoing subparagraphs
(i) and (ii) shall, unless the Lessee is in default hereunder, be paid over or assigned to the Lessee or as it may direct.

          (B) All such awards and payments received or payable on account of a Total Taking shall, upon payment of the purchase price for the facility be paid ever in accordance with the provisions of paragraph 12(a).

                           13. ECONOMIC ABANDONMENT.

     So long an the Lessee is not in default under this Lease if the Leased Premises shall have become uneconomic and unsuitable for the Lessee's continued use and occupancy and if the Board of Directors of the Lessee has determined to discontinue the use of the Leased Premises in its business operations during the period ending on the first anniversary of the date of the delivery of the notice mentioned hereafter in this paragraph 13, or if the Lessee has on or before such date of delivery already discontinued such use, then the Lessee may notify the Lessor on or after September 1, 1977, of its intention to terminate this Lease on any business day specified in such notice which occurs during the Primary Term and which is not less than 180 nor more than 240 days after the date of the delivery of such notice, provided that, as a part of said notice, Lessee shall make an irrevocable offer to purchase the Leased Premises on such date of termination at a price determined in accordance with Schedule C hereof. Such notice and offer shall be accompanied by a certificates signed by the Treasurer or any Vice president of the

Lessee, to the effect that the Lessee's Board of Directors has determined that the Leased Premises have become uneconomic or unsuitable for the Lessee's continued use and occupancy, and to the further effect that the Lessee has discontinued the use of the Leased Premises or intends to discontinue such use during the period ending on the first anniversary of the date of the delivery of such notice to the Lessor. If the Lessor shall reject such offer to purchase by notice given to the Lessee not later than the 10th day prior to such termination date, this Lease shall terminate on such termination date, except with respect to obligations and liabilities of the Lessee under this Lease, actual or contingent, which have arisen on or prior to such date, upon payment by the Lessee of the Basic Rent due and payable by it to and including such date of termination. Unless the Lessor shall have rejected such offer to purchase by notice to the Lessee given not later than the 10th day prior to such termination date, the Lessor shall be conclusively presumed to have accepted said offer to purchase, and on such termination date the Lessor shall convey the Leased Premises to the Lessee pursuant to paragraph 14, against payment by the Lessee of the purchase price therefor, together with all installments of Basic Rent and all other sums then due under this Lease and unpaid to and including such termination date.

                          14. PROCEDURE UPON PURCHASE.

      (a) in the event of the purchase of the Leased Premises or any part thereof by the Lessee pursuant to any provision of this Lease, the Lessor need not transfer and convey to the Lessee or its nominee any better title thereto than existed an the date of the commencement of this Lease, and the Lessee shall accept such title, subject, however, to all liens, encumbrances, charges, exceptions and restrictions attaching thereto an or after the commencement date of this Lease which have not been created or caused by Lessor and to all applicable laws, regulations and ordinances, but free of the lien of the mortgage, if any.

          (b) Upon the date fixed for any such purchase of the Leased Premises of a part thereof pursuant to any provision Of this Lease, the Lessee shall pay to the Lessor at its address set forth above or at any other place designated by the Lessor the purchase price therefor specified herein and the Lessor shall there deliver to the Lessee (i) a deed with covenants against acts of the Lessor, which deed relates to the Leased Premises or the portion thereof then being sold to the Lessee and shall convey and transfer at least the title thereto which is described in paragraph 14, together with (ii) such other instruments as shall be necessary to transfer to the Lessee any other property then required to be sold by the Lessor pursuant to this Lease. The Lessee shall pay all charges incident to such conveyance and transfer, including any counsel fees, escrow fees, recording fees, title insurance premiums and all applicable federal, state and local taxes (other than any income or franchise taxes levied upon or assessed against the Lessor) which may be incurred or imposed by reason of the conveyance and transfer of the Leased Premises or part thereof then being purchased, or by reason of the delivery of said deed and other instruments. Upon the completion of such purchase, but not prior thereto (whether or not any delay in the completion of, or the failure to complete, such purchase shall be the fault of the Lessor), this Lease and all obligations hereunder (including the obligations to pay Basic Rent and additional rent) shall terminate with respect to the Leased Premises except with respect to obligations and liabilities of the Lessee, actual or contingent, under this Lease which arose on or prior to said date of purchase.

                         15. ASSIGNMENT AND SUBLETTING.

     The Lessee may sublet the Leased Premises or any part thereof, and with the consent of the Lessor (which consent will not be unreasonably withheld), may assign all of its rights and interests under this Lease, provided that each such sublease shall expressly be made subject to the provisions of this Lease. If the Lessee assigns all its rights under this Lease, the assignee under such assignment shall expressly assume all of the obligations of the Lessee hereunder in a written instrument delivered to the Lessor within 30 days after such assignment. No assignment or sublease made as permitted by this paragraph 15 shall affect or reduce any of the obligations of the Lessee hereunder, and all the obligations of the Lessee hereunder shall continue in full force and effect as the obligations of a principal and not as the obligations of a guarantor or surety, to the same extent as though no assignment or subletting had been made. No sub lease or assignment made as permitted by this paragraph 15 shall impose any obligations on the Lessor, or otherwise affect any of the rights of the Lessor under this Lease. Neither this Lease nor the terms hereby demised shall be mortgaged by Lessee, nor shall the Lessee mortgage or pledge the interest of the Lessee in and to any sublease of the Leased Premises or the rentals payable thereunder. My such mortgage or pledge, and any such sublease or assignment made in violation of this paragraph 15 shall be void. The Lessee shall, within 10 days after the execution and delivery of any such assignment, deliver a conformed copy thereof to the Lessor, and within 10 days after the execution and delivery of any such sublease, the Lessee shall give notice to the Lessor of the existence and term of such sublease, and of the name and address of the sublessee thereunder. So long an the Lessee shall not be in default hereunder, the Lessee shall be entitled to receive and retain all rents payable pursuant to any lease of a portion of the Leased Premises existing on the date of the commencement of this Lease.

                16. REIMBURSEMENT FOR ALTERATIONS AND ADDITIONS.

          (a) On any date during the Primary Term, Lessee may by notice to Lessor request that Lessor pay to Lessee the amount of Lessee's unreimbursed expenses, determined as provided hereinafter in this Section 16 (herein called the Reimbursable Expenses), which have been incurred by Lessee in connection with construction of any buildings, structures or other improvements which is permitted by Section 5 but which is not required under any other provision of this Lease, provided that the amount of the Reimbursable Expenses exceeds $200,000. Such request shall be accompanied by a certificate, signed by the President or a Vice President of Lessee and dated the date of such request, setting forth in reasonable detail the amount and character of the Reimbursable Expenses and a description of the buildings, structures or other improvements in connection with which such Expenses were incurred, stating that the construction in connection with which such Expenses were incurred has been completed in compliance with the requirements of this
Section 16, specifying the date on which the construction of each such building, structure and other improvement was completed, and stating that such Expenses are reimbursable in the amounts requested under the terms of this Section 16. Upon receipt of such request and certificate, Lessor agrees to pay to Lessee an amount equal to such Expenses so certified, but only in the following further conditions shall have been fulfilled within 90 days after the receipt of such request and certificate:

          (i) Additional notes of Lessor (herein called the improvement Notes), issued for the purpose of obtaining funds to make such payment to Lessee and fulfilling the terms and conditions of the indenture shall have been sold by Lessor after the receipt of Lessor of such request and certificate from Lessee, and the proceeds of the sale of the improvement Notes actually received by Lessor shall have been at least equal to the amount of the payment to be made to Lessee pursuant to its request as provided above;

          (ii) Lessor and Lessee shall have executed, acknowledged and delivered a supplement to this Lease, which supplement (herein called the Lease Supplement) shall, as of the data of such payment to Lessee (herein called the Reimbursement Date) and there-after during the continuance of this Lease: (A) increase each Basic Rent payment required to be made during the Primary Term and, if necessary the Extended Terms of this Lease by an equal amount which shall be at least sufficient to make each payment, when due, of principal of, and interest on, the improvement Notes. (B) increase the purchase prices set forth in Schedule C hereof that would be payable upon a purchase of the Leased Premises by Lessee pursuant to Sections 11(b), 12(a), 13 and 16(b) hereof by amounts which shall at all times thereafter be at least sufficient to prepay the then outstanding principal amount of the improvement Notes, together with all accrued interest thereon and (C) make such other changes, if any, as shall be required by the modifications made by the Lease supplement, and ratify and confirm this Lease in all other respects;

          (iii) Lessor and Lessee shall have executed, acknowledged and delivered a Supplement to the Assignment of Lease and Agreement dated as of July 25, 1967 from Lessor and Lessee to the Trustees (herein called the Assignment) relating to this Lease, which supplement (herein called the Assignment Supplement) shall, as of the Reimbursement Date and thereafter during the continuance of this Lease, expressly and specifically subject this Lease as supplemented by the Lease Supplement to the assignment of this Lease as originally executed which was made by the Indenture and the Assignment as originally executed;

          (iv) Lessor shall have received an opinion of counsel for Lessee, dated the Reimbursement Date and in form and substance satisfactory to Lessor, to the effect that: (A) Lessee has fulfilled all the requirements of this Lease which must be fulfilled by Lessee in connection with the reimbursement of Lessee by Lessor of the Reimbursable Expenses, (B) the Lease Supplement and the Assignment Supplement have been duly authorized, executed and delivered by Lessee and are legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with their respective terms, and to the effect that such Supplements effectively amend this Lease and the Assignment, respectively, and this Lease as so supplemented and said Assignment as so supplemented are legal, valid and binding obligations of Lessee enforceable against

Lessee in accordance with their respective terms and have been recorded or filed in all offices in which recording or filing is necessary in order to publish notice or to protect the validity thereof, (C) neither the execution or delivery of such Supplements, nor the consummation of the transactions contemplated therein, nor compliance with the provisions thereof, conflict or will conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute a default under, Lessee's certificate of incorporation or by-laws, or any contract or agreement to which Lessee is a party or by which it is bound, nor will any of such acts result in a violation of any law, order, rule, regulation, injunction, judgment or decree of any court or governmental authority, (D) no approval, authorization, order, license, permit, franchise or consent of, or registration, declaration or filing with, any government authority is required in connection with the execution, delivery or performance by Lessee of such Supplements, or, if any such approval, authorization, order, license, permit, franchise, consent, registration, declaration or filing is required, specifying the same and stating that the same has been obtained or made and is in full effect, and (E) Lessee is a validly organized and existing corporation in good standing under the laws of the state in which it is incorporated and is duly qualified to do business and is in good standing in the state in which the Leased Premise are located; it being understood that such opinion may be subject to the qualification that the rights and remedies set forth in this Lease and the Assignment as supplemented by such Supplements are subject to any applicable bankruptcy and insolvency law;

          (v) An amendment or endorsement to the mortgage title insurance policy theretofore delivered to the Trustees pursuant to Section 3.11(a) of the Indenture with respect to the Leased Premises satisfactory in form and substance, to Lessor and the Trustees, increasing the net amount of such mortgage title insurance by an amount equal to the Reimbursable Expenses, redating such policy to the Reimbursement Date, and not containing any additional exceptions to title to the Leased Premises other than Permitted Encumbrances, as defined in the Indenture;

          (vi) A copy of a revised survey of the Leased Premises, dated within 30 days of the Reimbursement Date and satisfactory in form and substance to Lessor and the Trustee, showing the exact location and dimensions of the Leased Premises including the improvements thereon; and the exact location of all lot and street lines, all means of access to the Leased premises, all wires, pipes and other conduits and easements relating to the Leased Premises; and

          (vii) Such other certificates of Lessee as Lessor may reasonably request in order to enable Lessor to finance the cost of the Reimbursable Expenses.

          (b) Lessor shall incur no liability under this Lease by reason of its inability to finance the cost of the Reimbursable Expenses. If (i) Lessor shall have made diligent efforts to sell the Improvement Notes in order to finance the Reimbursable Expenses, (ii) Lessor and Lessee are unable to agree upon the interest rate which such Improvement Notes will bear, and if the rent increases which the Lessee shall have been willing to make shall be sufficient to amortize 100% of the principal amount of such Improvement Notes by their maturity, at an interest rate which is not less than the prime rate then chargeable by First National City Bank for commercial loans plus 1% and (iii) Lessor does not reimburse Lessee within a period of 90 days after the date of the receipt of Lessee's request for such reimbursement (herein called the Final Date), Lessee shall, within 30 days after the Final Date, have the right to give notice to Lessor of its intention to terminate this Lease on any business day specified in such notice which occurs not less than 30 nor more than 60 days after such notice. As part of such notice, Lessee shall snake an irrevocable undertaking to purchase the Leased premises on such date of termination at a price determine in accordance with Schedule C hereof, and this Lease shall terminate on such termination date, except with respect to obligations and liabilities of Lessee under this Lease, actual or contingent, which have arisen on or prior to such date, upon payment by Lessee of the Basic Rent due and payable by it to and including such date of termination, on such termination date Lessor shall convey the Leased Premises to Lessee pursuant to Section 14 against payment by Lessee of the purchase price therefor, together with all installments of Basic Rent and all other sums then due under this Lease and unpaid to and including such termination date. Notwithstanding the preceding provisions of this Section 16, Lessee shall not have the right to terminate this Lease and to purchase the Leased Premises, as provided in Section 16, if Lessor shall be unable to reimburse Lessee for the Reimbursable Expenses due to the failure of Lessee (i) to negotiate in good faith the increase in Basic Rent and the increases in the purchase prices, referred to in clause (ii) of Section 16 (a), in order to make the payments of interest and principal on the Improvement Notes, or (ii) to deliver to Lessor the certificates, documents, opinion and other instruments referred to in paragraph 16 (a). If Lessee does not elect to terminate this Lease as hereinabove provided, this Lease shall continue in full effect and Lessee shall have no right against Lessor due to failure of Lessor to reimburse Lessee as provided in paragraph 16(a).

                             17. RIGHT TO PERFORM.

     If the Lessee shall fail to make any payment or perform any act required to be made or performed by it hereunder, the Lessor, without notice to or demand upon the Lessee and without waiving or releasing any obligation or default of the Lessee, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Lessee, and may enter upon the Leased Premises or any part thereof for such purpose, and take all such action thereon as, in the Opinion of the Lessor, may be reasonably necessary or appropriate therefor. No such entry shall be deemed to be an eviction of the Lessee. All payments so made by the Lessor and all costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection therewith or in connection with the performance by the Lessor of any such act shall constitute additional rent hereunder.

                             18. EVENTS OF DEFAULT.

          (a) Provided always and these presents are made upon the express condition that, if any one or more of the following events ("Events of Default") shall occur:

          (i) if the Lessee abandons the Leased Premises, except as hereinbefore provided, before the expiration of the term hereof, or

          (ii) if the Lessee shall fail to pay any Basic Rent when and as the same becomes due and payable, and such failure shall continue, for more than five (5) days after the Lessee shall have received written notice thereof from the Lessor; or

          (iii) if the Lessee shall fail to pay any additional rent or other sum (other than Basic Rent) payable by it to the Lessor when and as the same becomes due and payable, and such failure shall continue for more than ten (10) days after the Lessee shall have received written notice thereof from the Lessor, or

          (iv) if the Lessee does not or shall neglect or fail to perform or observe any other covenant or condition herein contained, which on its part is to be performed, and such neglect or failure shall continue for more than twenty (20) days after the Lessee shall have received written notice thereof from the Lessor; or

          (v) if the Lessee shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Lessee or any material part of its properties; or

          (vi) if, within sixty (60) days after the commencement of any proceeding against the Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment without the consent of acquiescence of the Lessee, of any trustee, receiver or liquidator of the Losses or of any material part of its properties, such appointment shall not have been vacated; or

          (vii) if the Lessee shall default in the same manner an specified in clauses (a), (b), (c) or (d) above under any other lease between the Lessor and the Lessee having provisions substantially similar to those of this Lease; then and in any such event the Lessor may at its option terminate this Lease, or terminate the Lessee (a right to possession without terminating this Lease, by giving written notice thereof to the Lessee, and say, without further notice or demand, enter into or upon the Leased Premises and repossess the same as of their former estate and expel the Lessee and those claiming under it and remove its effects (forcibly, if necessary) without prejudice to any remedies which might otherwise be available for arrears of rent or preceding breach of covenant; and any such termination, repossession, removal or expulsion, whether by direct act of the Lessor or through the medium of legal proceedings for that purpose instituted, shall not affect the liability of the Lessee or its successors and assigns for Basic Rent, additional rent or other sums past due or to become due in the future under the terms of this Lease, but the same shall continue and remain liabilities and obligations of the Lessee as if such termination, repossession, expulsion and removal had not taken place.

          (b) In the event of any such termination, entry, repossession, expulsion or removal, the Lessee, so far as permitted by applicable law, waives
(i) any notice of repossession or of the institution of legal proceedings to that end, (ii) any right of redemption or repossession, (iii) any right to a trial by jury in any proceeding or any matter in any way connected with this Lease, and (v) the benefits of any laws exempting property from liability for rent or for debt.

          (c) All reasonable costs and expenses (including attorneys' fees and expenses) of the Lessor incurred as a result of any such default or Event of Default shall constitute additional rent hereunder.

                         19. FURTHER RIGHTS OF DEFAULT.

          (a) At any time or from time to time after any such termination, repossession, expulsion or removal, the Lessor may (but shall be under no obligation to) relet the Leased Premises or any part thereof for the account of the Lessee, without notice to the Lessee, for such term and an such conditions and for such uses as the Lessor, in its uncontrolled discretion may determine and may collect and receive the rents therefor and apply the same to the amounts due or to become due hereunder, but (except to the extent of such application of rents) no such reletting shall relieve the Lessee of any of its liabilities or obligations hereunder.

          (b) In the event of any such termination, entry, repossession, expulsion or removal, the Lessee will pay to the Lessor Basic Rent and all additional rent and other sums required to be paid by the Lessee up to the time of such termination, entry, repossession, expulsion or removal, and thereafter, the Lessee, until the and of what would have been the term of this Lease in the absence of such termination, entry, repossession, expulsion or removal and whether or not the Leased Premises or any part thereof shall have been relet, shall be liable to the Lessor for, and shall pay to the Lessor, as liquidated and agreed, current damages for the Lessee's default (a) the Basic Rant and all additional rent and other sums which would be payable under this Lease by the Lessee in the absence of such termination, entry, repossession, expulsion or removal less (b) the net proceeds, if any, of any reletting effected for the account of the Lessee pursuant to this section, after deduction from such proceeds all Lessor's expenses in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expanses, reasonable alteration costs, and expenses of preparation for such reletting). The Lessee will pay such current damages quarterly an the days on which the Basic Rent would have been payable under this Lease in the absence of such termination, entry repossession, expulsion or removal, and the Lessor shall be entitled to recover the same from the Lessee on each such day.

          (c) At any time after any such termination, entry, repossession, expulsion or removal, whether or not the Lessor shall have collected any current damages as aforesaid, the Lessor shall be entitled to recover from the Lessee on demand, as and for liquidated and agreed final damages for the Lessee's default, an amount in cash equal to the excess, if any, of (a) the Basic Rent, additional rent and all other sums which would be payable to the Lessor under this Lease from the date of such demand (or, if it be earlier, the date to which the Lessee shall have satisfied in full its obligations under the preceding paragraph to pay current damages) for what would be the then unexpired term of this Lease in the absence of such termination, entry, repossession, expulsion or removal, over (b) the then fair net rental value of the Leased Premises for the same period. If any applicable statute or role of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed on, the Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

                       20. LESSOR'S LIEN, NO MERGER, ETC.

          (a) The Lessee hereby grants the Lessor a first lien upon all of the interest of the Lessee under this Lease and in and to the Leased Premises, which lien may be foreclosed, and the Lessee hereby assigns to the Lessor all rents, issues, profits and income arising from and under any subleases permitted hereby (and, upon demand, will assign to the Lessor all such subleases), to secure the payment of the rents and other payable by the Lessee hereunder and the performance of all other obligations of the Lessee hereunder, provided that, unless and until a default or Event of Default occurs hereunder, the Lessee may continue to collect, receive and enjoy all such rents, issues, profits and income. The Lessor shall be entitled, as a matter of right, to have a receiver appointed for the Leased Premises if a default or Event of Default occurs hereunder.

          (b) There shall be no merger of this Lease nor of the leasehold estate created by this Loan, with the fee estate in the Leased Premises or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly (by reason of the foreclosure of the lien provided for in this Section or otherwise), (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in any such leasehold estate and (b) the fee estate in the Leased Premises or any part thereof or any interest in such fee estate, and no such merger shall occur unless and until all persons, corporations, firms and other entities, including each assignee having any interest in (i) this Lease or the leasehold estate created by this Lease or (ii) the fee estate in the Leased Premises or any part thereof shall join in a written instrument affecting such merger and shall duly record the same.

                            21. REMEDIES CUMULATIVE.

     Each right, power and remedy of the Lessor provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent, and the exercise or beginning of the exercise by the Lessor of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all other such rights, powers or remedies.

                              22. QUIET ENJOYMENT.

     If the Lessee shall pay the Basic Rent, additional rent and other amounts payable by the Lessee hereunder an and when the same become due and payable and shall perform and comply with all of the other terms and conditions hereof, the Lessor will not interfere with the Peaceful and quiet occupation and enjoyment of the Leased Premises by the Lessee, which occupation and enjoyment shall be without hindrance, election or molestation by the Lessor, subject to the rights of the Lessor under the Section 6 hereof. Any failure by the Lessor to comply with the foregoing covenant shall not give the Lessee any right to cancel or terminate this Lease or to abate, reduce or make deduction from or offset against the rents or any other documents payable under this Lease or to fail to perform or comply with any other term or condition hereof, but nothing herein shall prevent the Lessee from obtaining injunctive relief against the Lessor.

                            23. GENERAL PROVISIONS.

          (a) The Lessee will deliver to the Lessor, promptly upon request, (a) a certificate of the President or a Vice President or the Treasurer of the Lessee stating that no default exists hereunder, or, if any such default exists, specifying the nature and period of existence thereof and what action the Lessee is taking or proposed to take with respect thereto, (b) such a certificate certifying that this Lease is unmodified and in full force and effect, or, if there have been modifications, specifying the same and certifying that this Lease, as modified, is in full force and effect, and (c) all such other information with respect to the Leased Premises as may reasonably be requested.

          (b) The Lessee further covenants and agrees to pay and discharge all reasonable costs and expenses (including attorneys' fees and expenses) that shall be paid or incurred by the Lessor in enforcing the covenants and agreements of this Lease, and the same shall constitute additional rent hereunder.

          (c) Any notice that should or may be given hereunder shall be properly given if sent by certified mail in a properly enclosed, sealed and postpaid envelope, deposited in any regularly maintained United States Post Office, addressed, if to the Lessor, c/o Wood, Struthers & Winthrop, 20 Exchange Place, New York, New York 10005, or if to the Lessee, Honeywell, Inc., Electronic Data Processing Division, 60 Walnut Street, Wellesley Hills, Massachusetts, Attention: Vice President and General Manager, or if to any assignee of the Lessor, at such address as such assignee shall have furnished in writing to the Lessee. The persons and places to which notices are to be mailed may be changed from time to time by the Lessor or by the Lessee upon written notice to the other or by any such assignee upon written notice to the Lessee.

          (d) The failure of the Lessor to insist upon strict performance of any of the terms, covenants or conditions herein contained shall not be deemed a waiver of any of the rights or remedies of the Lessor and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants or conditions.

          (e) No surrender to the Lessor of this Lease or of the Leased Premises or any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and any assignee of the Lessor's interests hereunder.

     If any term of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby.

     This Lease may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The headings in this Lease are for purposes of reference only and shall not limit or define the meaning hereof. This Lease may be executed in several counterparts, each of which is an original, but all of which shall constitute one instrument.

     The terms Lessor and Lessee when used herein shall be taken to mean either the singular or the plural, as the case may be, and the provisions of this instrument shall bind and inure to the benefit of the parties mutually and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals to be hereunder affixed and attested by their respective officers thereunto duly authorized.

                                   SECOND BROMFIELD PROPERTIES, INC.
                                                    Lessor


                                   By       /s/ ILLEGIBLE
                                     -------------------------------------------
                                                    PRESIDENT


[Corporate Seal]

Attest:


/s/ ILLEGIBLE
--------------------------------
               Secretary


                                   HONEYWELL INC.
                                                    Lessee


                                   By       /s/ R.W. Laxson
                                     -------------------------------------------
                                            R.W. Laxson, Treasurer


[Corporate Seal]

Attest:



    /s/ ILLEGIBLE
--------------------------------
    Asst. Secretary

                                   SCHEDULE A

                              PROPERTY DESCRIPTION

     A certain parcel of land with the buildings thereon situated in Newton, Middlesex County, Commonwealth of Massachusetts, being shown as lot containing 486,128 square feet more or less on a plan entitled "Plan of Land in Newton Mass.", dated August 4, 1967, by Edward F. Carney, Registered Surveyor, bounded and described, as shown on said plan, as follows:

     SOUTHEASTERLY       by Needham Street, 843.87 feet;

     SOUTHWESTERLY       by land now or formerly of Dearfoot Farms Co., formerly
                         National Dairies Co., 701.55 feet;

     NORTHWESTERLY       by land of N.Y.N.H. & Hartford Railroad, 790.79 feet;

     NORTHERLY           by land now or formerly of New England Concrete Pipe
                         Co., 176.05 feet; and

     NORTHEASTERLY       by land now or formerly of said New England Concrete
                         Pipe Co., 492.74 feet

                                    HONEYWELL

                     NOTICE OF EXERCISE OF OPTION TO EXTEND

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

March 13, 1987

Wellford Associates
c/o Shawnee Equities, Inc.
110 E. 59th Street
83rd Floor
New York, NY  10022

Re:  141-165 Needham Street
     Newton Highlands, MA

Gentlemen:

Reference is made to a certain Lessee dated as of June 25, 1967 between Wellford Associates, c/o Shawnee Equities, Inc., successor to Second Bromfield Properties, Inc. and Honeywell Information Systems Inc., (Honeywell) successor to Honeywell, Inc. for the office buildings and engineering facility located at 141-165 Needham Street, Newton, Massachusetts.

In accordance with the terms of the Lease on pages 1 and 2 thereof and the Basic Rent as defined in Schedule B of the Lease, this is written notice that Honeywell as Lessee hereby exercises its right to extend this Lease for the first of eight consecutive extended terms for a period of five years, commencing on October 1, 1987 through September 30, 1992.

Please confirm your receipt of this letter by signing the copy of same and returning it to the undersigned in the envelope provided.

Sincerely,

Honeywell Information Systems, Inc.

By:       /s/ Philip A. Perry                Acknowledge Receipt
         --------------------------          Wellford Associates
         Its Manager of Real Estate          c/o Shawnee Equities, Inc.

cc:      Mr. James R. McMahon, Officer
         Corporate Trust Division            By: /s/ ILLEGIBLE
         Mellon Bank N.A.                        -------------------------------
         One Mellon Bank Center
         Pittsburgh, PA  15258-0001          Title: Agent
                                                   -----------------------------

                                   EXHIBIT I.

                                   Arbitration

     The party demanding arbitration of the Fair Rental Value (the "Disputed Issue") shall give notice thereof to the other party and shall in such notice appoint an arbitrator ("Notice of Arbitration"). Such Notice of Arbitration shall be given not less than nine (9) months prior to the date on which the Extension Term is to commence. Within fifteen (15) days after the notice of Arbitration is received, the other party shall by notice to the original party appoint an arbitrator. If the second arbitrator shall not have been appointed as aforesaid, the single arbitrator shall resolve the Disputed Issue.

     Within fifteen (15) days after the designation of the second arbitrator, the two parties shall submit their respective positions with respect to the Disputed Issue to the two arbitrators; thereafter, the two arbitrators shall conduct such hearings and investigations as they may deem appropriate and shall, within thirty (30) days after the designation of the second arbitrator, determine the correct resolution of the Disputed Issue. The arbitrators or either of them shall give notice thereof (or notice of their inability to reach agreement, as the case may be) to the parties hereto within said thirty (30) day period and the agreement, if any, of the two arbitrators shall be binding upon the parties hereto.

     In the event the two arbitrators are unable to reach agreement within said thirty (30) day period as aforesaid, the two arbitrators shall, within forty five (45) days after the designation of the second arbitrator, designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of such a third arbitrator within the thirty day period, then they or either or them shall apply to JAMS/ENDISPUTE or its successor, or on its failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third arbitrator.

     Within three (3) business days after the designation of the third arbitrator, the two parties shall submit their respective positions with respect to the Disputed Issue to the third arbitrator; thereafter the third arbitrator shall conduct such hearings and investigations as he or she may deem appropriate and shall, within fifteen (15) days after the date of designation of the third arbitrator, determine the correct resolution of the Disputed Issue. Within such fifteen (15) day period, the third arbitrator shall give notice thereof to the parties hereto and the third arbitrator's determination shall be binding upon the parties hereto.

     All arbitrators with respect to the Fair Rental Value shall be appraisers or other qualified real estate professionals who shall have had at least ten
(10) years continuous commercial real estate experience in the Greater Boston area. No arbitrator shall have been an employee of the appointing party, or an agent or contractor of the appointing party.

     The parties shall be entitled to present evidence to the arbitrators in support of their respective positions. The arbitrators may not make any determination inconsistent with any of the terms of this Lease. The arbitrators shall not have the power to add to, modify or change any of the provisions of the Lease. The determination of the arbitrator(s), as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgement made in a court of competent jurisdiction. Judgement on the determination made by the arbitrators under the foregoing provisions may be entered in any court of competent jurisdiction pursuant to the provisions of Section 14 of chapter 251 of the General Laws of Massachusetts. Each party shall pay the fees, costs and expenses of the arbitrator appointed by such party and of the attorneys and expert witnesses of such party, and one-half of the other fees, costs and expenses of the arbitration properly incurred hereunder.

                                    EXHIBIT J

                    List of Chemicals and Related Memorandum

Aspect Medical Chemical List

Acetone
BIOACT EC-7
Propanol
Toluene
Isopropyl Alcohol
Loktite #380
Loktite #401
Loktite #425
Loktite #444
Bleach
Hydrosonic Cleaning Solution
Instant Adhesive (CA61)
Cyanoacrylate
Dri-Strip Floor Cleaner (3M)
Simple Green Cleaner
Silicon Spray Lubricant
RTV 6700 Series Epoxy
Spray Flux Remover
Machine Shop Cutting Oil        Currently not used but expect to use over next
                                18 month
Machine Shop Cooling Oil        Currently not used but expect to use over next
                                18 month

ROBERT BIRD
--------------------------------------------------------------------------------

From:          Robert Bird
Sent:          Thursday, October 07, 1999 5:05 PM
To:            'jhueber@crosspointassociates.com'
Subject:       FW:  Aspect Medical

Importance:    High



John:

Based on our discussion and my review of the Aspect Medical Chemical List, I recommend that you require your tenant to Prepare a written Chemical Management Plan, to be updated annually, with a copy provided to landlord. Such plan shall include, at a minimum, procedures for:

-    Chemical and flammable storage;
-    inventory maintenance and reconciliation;
-    Spill response;
-    Record keeping, and;
-    Regulatory compliance.